 Filed pursuant to Rule 424(b)(3)
 Registration No. 333-278225
Prospectus
Regal Rexnord Corporation
OFFER TO EXCHANGE
$1,100,000,000 aggregate principal amount of its 6.050% Senior Notes due 2026 (the “New 2026 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of its outstanding 6.050% Senior Notes due 2026 (the “Old 2026 Notes”)
$1,250,000,000 aggregate principal amount of its 6.050% Senior Notes due 2028 that have been registered under the Securities Act (the “New 2028 Notes”) for any and all of its outstanding 6.050% Senior Notes due 2028 (the “Old 2028 Notes”)
$1,100,000,000 aggregate principal amount of its 6.300% Senior Notes due 2030 that have been registered under the Securities Act (the “New 2030 Notes”) for any and all of its outstanding 6.300% Senior Notes due 2030 (the “Old 2030 Notes”)
$1,250,000,000 aggregate principal amount of its 6.400% Senior Notes due 2033 that have been registered under the Securities Act (the “New 2033 Notes” and, together with the New 2026 Notes, the New 2028 Notes and the New 2030 Notes, the “New Notes”) for any and all of its outstanding 6.400% Senior Notes due 2033 (the “Old 2033 Notes” and, together with the Old 2026 Notes, the Old 2028 Notes and the Old 2030 Notes, the “Old Notes”)
This exchange offer will expire at 5:00 p.m., New York City time, on May 1, 2024, unless extended (the “Expiration Date”).
•
We will exchange New Notes for any and all outstanding Old Notes that are validly tendered and not properly withdrawn prior to the expiration or termination of the exchange offer being made by this prospectus and the related letter of transmittal (the “Exchange Offer”).

•
You may withdraw, no later than 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer, any Old Notes that you have tendered in the Exchange Offer.

•
The Exchange Offer is not subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the Securities and Exchange Commission (the “SEC”).

•
The terms of the New Notes are substantially identical to those of the Old Notes of the corresponding series, except that the New Notes are registered under the Securities Act, the transfer restrictions, registration rights and additional interest for registration defaults provisions relating to the Old Notes will not apply to the New Notes, and the first interest payment date for and date from which interest will accrue on the New Notes will be different from those applicable to the Old Notes of the corresponding series. The New Notes will also have a separate CUSIP number from that of the Old Notes of the corresponding series.

•
The Old Notes are, and the New Notes will be, jointly and severally unconditionally guaranteed on a senior unsecured basis by each of our subsidiaries that guarantee our Senior Credit Facilities (as defined herein).

•
The exchange of Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations” for more information.

•
We will not receive any proceeds from the Exchange Offer.

•
If you do not exchange your Old Notes for New Notes in the Exchange Offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to restrictions on transfers.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received for its own account in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities (a “Participating Broker-Dealer”). We and the Guarantors (as defined herein) have agreed to amend or supplement this prospectus for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus is a part is declared effective and (ii) the date on which no Participating Broker-Dealer is required to deliver a prospectus in connection with market-making or other trading activities (as such period may be extended pursuant to the Registration Rights Agreement), in order to expedite or facilitate the disposition of any New Notes by Participating Broker-Dealers. See “Plan of Distribution.”
No public market exists for the New Notes or the Old Notes. Neither the New Notes nor the Old Notes will be listed on any securities exchange or included in any quotation system.
Exchanging your outstanding Old Notes for New Notes involves risks, including those described in the “Risk Factors” section beginning on page 17 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 3, 2024.

We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to exchange, or a solicitation of an offer to tender or exchange, Old Notes for New Notes in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus, the documents incorporated by reference herein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any exchange of Old Notes for New Notes.

i

ABOUT THIS PROSPECTUS
As used in this prospectus, unless we have indicated otherwise, or the context otherwise requires, references to the “Company,” “we,” “us,” and “our” in this prospectus are to Regal Rexnord Corporation and its subsidiaries, and unless the context otherwise requires, references to “Regal Rexnord” in this prospectus are to Regal Rexnord Corporation and not to any of its subsidiaries.
This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Regal Rexnord Corporation, 111 West Michigan Street, Milwaukee, Wisconsin 53203, Attn: Investor Relations, Telephone: (608) 361-7530. To obtain timely delivery of any such documents, you should make any such request no later than five business days before the Expiration Date of the Exchange Offer. You should read this prospectus together with the documents identified under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus issued or authorized by us. This prospectus may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus, in the documents referred to in this prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
We are not making an offer to exchange, or a solicitation of an offer to tender or exchange, Old Notes for New Notes in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither this prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf, to tender or exchange Old Notes for New Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
Effective for fiscal year 2022, we approved a change in the fiscal year end from a 52/53 week fiscal year ending on the Saturday closest to December 31 to a fiscal year ending on December 31. We refer to the fiscal year ended December 31, 2023 as “fiscal 2023” and the fiscal year ended December 31, 2022 as “fiscal 2022.”

FORWARD-LOOKING STATEMENTS — CAUTIONARY LANGUAGE
This prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect the Company’s current estimates, expectations and projections about the Company’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the acquisition of Altra Industrial Motion Corp. (“Altra”), the benefits and synergies of the acquisition of Altra (the “Altra Transaction”), future opportunities for the Company and any other statements regarding the Company’s future operations, anticipated economic activity, business levels, credit ratings, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements the Company makes in this prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein include:
•
the Company’s substantial indebtedness as a result of the Altra Transaction and the effects of such indebtedness on the Company’s financial flexibility after the Altra Transaction;

•
the Company’s ability to achieve its objectives on reducing its indebtedness on the desired timeline;

•
dependence on key suppliers and the potential effects of supply disruptions;

•
fluctuations in commodity prices and raw material costs;

•
any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects;

•
the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Altra Transaction and the merger with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) within the expected time-frames or at all and to successfully integrate Altra and the Rexnord PMC business;

•
expected or targeted future financial and operating performance and results;

•
operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Altra Transaction or the Company’s merger with the Rexnord PMC business;

•
the Company’s ability to retain key executives and employees;

•
uncertainties regarding the ability to execute restructuring plans within expected costs and timing;

•
challenges to the tax treatment that was elected with respect to the merger with the Rexnord PMC business and related transactions;

•
actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries;

•
the ability to develop new products based on technological innovation, such as the Internet of Things and artificial intelligence and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which the Company does business;

•
dependence on significant customers and distributors;

•
cyclical and seasonal impact on sales of products into particular markets and industries;

•
risks associated with climate change and uncertainty regarding our ability to deliver on our climate commitments and/or to meet related investor, customer and other third party expectations relating to our sustainability efforts;

•
risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by ongoing geopolitical conflicts;

•
issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments;

•
prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace;

•
economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the Company cannot control;

•
product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims;

•
unanticipated liabilities of acquired businesses;

•
unanticipated adverse effects or liabilities from business exits or divestitures, including in connection with our proposed sale of the industrial motors and generators businesses which comprise a majority of our Industrial Systems operating segment, (the “Proposed Sale”);

•
the possibility that the conditions to the consummation of the Proposed Sale will not be satisfied on the terms or timeline expected, or at all; failure to obtain, or delays in obtaining, or adverse conditions related to obtaining regulatory approvals sought in connection with the Proposed Sale;

•
the Company’s ability to identify and execute on future M&A opportunities, including significant M&A transactions;

•
the impact of any such M&A transactions on the Company’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions;

•
unanticipated costs or expenses that may be incurred related to product warranty issues;

•
infringement of intellectual property by third parties, challenges to intellectual property and claims of infringement on third party technologies;

•
effects on earnings of any significant impairment of goodwill;

•
losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data;

•
costs and unanticipated liabilities arising from rapidly evolving data privacy laws and regulations;

•
cyclical downturns affecting the global market for capital goods;

•
and other risks and uncertainties detailed from time to time in the filings of Regal Rexnord with the SEC, including, but not limited to, those described in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

You should read this prospectus and the documents incorporated or deemed to be incorporated by reference herein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus and the documents incorporated or deemed to be incorporated by reference herein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which they are made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in this prospectus and the risk factors and other information in our Annual Report on Form 10-K for fiscal 2023, and in our other filings with the SEC incorporated by reference into this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in this prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

v

SUMMARY
This summary highlights information about us, the New Notes being offered by this prospectus and the Exchange Offer being made hereby. This summary is not complete and does not contain all of the information that you should consider prior to deciding whether or not to exchange your Old Notes for New Notes. For a more complete understanding of our company, the New Notes and the Exchange Offer being made hereby, we encourage you to read this prospectus and the related Letter of Transmittal (the “Letter of Transmittal”), as well as the documents incorporated by reference into this prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K for fiscal 2023 and in our other filings with the SEC incorporated by reference into this prospectus.
Overview
We are a global leader in the engineering and manufacturing of factory automation sub-systems, industrial powertrain solutions, automation and mechanical power transmission components, electric motors and electronic controls, air moving products and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, we help create a better tomorrow — for our customers and for the planet.
As of the end of fiscal 2023, the Company, including its subsidiaries, employed approximately 32,100 people in its global manufacturing, sales, and service facilities and corporate offices. In fiscal 2023, we reported annual net sales of $6.3 billion compared to $5.2 billion in fiscal 2022.
Our Company is comprised of four operating segments: Industrial Powertrain Solutions (“IPS”), Power Efficiency Solutions (“PES”), Automation & Motion Control (“AMC”) and Industrial Systems. Effective during the first quarter of 2023, in conjunction with the Altra Transaction, we realigned our four operating segments with the change to our management structure and operating model.
A description of our four operating segments is as follows:
•
IPS.   IPS consists of the majority of our previous Motion Control Solutions segment, excluding the conveying and aerospace business units, plus Altra’s Power Transmission Technologies segment. The IPS segment designs, produces and services mounted and unmounted bearings, couplings, mechanical power transmission drives and components, gearboxes and gear motors, clutches, brakes, special components products and industrial powertrain components and solutions serving a broad range of markets including food and beverage, bulk material handling, eCommerce/warehouse distribution, energy, mining, marine, agricultural machinery, turf & garden and general industrial.

•
PES.   PES consists of our previous Climate Solutions and Commercial Systems segments. The PES segment designs and produces fractional to approximately 5 horsepower AC and DC motors, electronic variable speed controls, air moving solutions, and blowers for applications, spanning several markets including residential and commercial HVAC, water heaters, commercial refrigeration, commercial building ventilation, pool and spa, irrigation, agriculture, conveying and general commercial equipment.

•
AMC.   AMC consists of our previous MCS aerospace and conveying business units, Altra’s Automation & Specialty segment and the Thomson Power Systems business that was previously in our Industrial Systems segment. The AMC segment designs, produces and services conveyor products, conveying automation subsystems, aerospace components, rotary precision motion solutions, high-efficiency miniature motors and motion control products, automation transfer switches, switchgear for industrial applications and automation systems that enable and control the transition of rotary motion to linear motion. These products serve markets including material handling, aerospace and defense, factory automation, data centers, medical device, packaging, printing, semiconductor, robotic, industrial power tool, mobile off-highway, food & beverage processing and other applications.

•
Industrial Systems.   Industrial Systems consists of our previous Industrial Systems segment excluding the Thomson Power Systems business. The Industrial Systems segment designs and produces integral motors, alternators for industrial applications, along with aftermarket parts and kits to support such products. These products serve markets including agriculture, marine, mining, oil and gas, food and beverage, data centers, prime and standby power, and general industrial equipment.
On September 23, 2023, we signed an agreement to sell our industrial motors and generators businesses, which represent the majority of the Industrial Systems operating segment, for total consideration of $400 million plus cash transferred at close, subject to working capital and other customary purchase price adjustments. This transaction is expected to close in the first half of 2024. The assets and liabilities related to these businesses have been reclassified to Assets Held for Sale, Noncurrent Assets Held for Sale, Liabilities Held for Sale and Noncurrent Liabilities Held for Sale on the Company’s Consolidated Balance Sheet as of December 31, 2023. The sale of the industrial motors and generators businesses does not represent a strategic shift that will have a major effect on our operations and financial results and, therefore, did not qualify for presentation as discontinued operations.
The Company’s principal executive office is located at 111 West Michigan Street, Milwaukee, Wisconsin 53203. The telephone number at the principal executive office of the Company is (608) 364-8800. The telephone number at the principal executive office of each of the Guarantors is (414) 643-3000. The address of the principal executive office of each of the Guarantors is listed in the table below.
Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	Address of Registrant’s Principal Executive Offices
Regal Beloit America, Inc.	111 W. Michigan Street, Milwaukee, WI 53203
Rexnord Industries, LLC	111 W. Michigan Street, Milwaukee, WI 53203
Land Newco, Inc.	111 W. Michigan Street, Milwaukee, WI 53203
Altra Industrial Motion Corp.	300 Granite Street, Suite 201, Braintree, MA 02184
American Precision Industries Inc.	270 Quaker Road, East Aurora, NY 14052
Ameridrives International, LLC	1802 Pittsburgh Avenue, Erie, PA 16502
AS Motion North America Inc.	300 Granite Street, Suite 201, Braintree, MA 02184
Boston Gear LLC	701 Carrier Drive, Charlotte, NC 28216
Formsprag LLC	23601 Hoover Road, Warren, MI 48089
Guardian Couplings LLC	300 Indiana Highway 212, Michigan City, IN 46360
Inertia Dynamics, LLC	31 Industrial Park Road, New Hartford, CT 06057
Kilian Manufacturing Corporation	1728 Burnet Avenue, Syracuse, NY 13206
Kollmorgen Corporation	201 Rock Road West, Radford, VA 24141
Nook Industries, LLC	4950 East 49th Street, Cleveland, OH 44125
PacSci Motion Control, Inc.	300 Granite Street, Suite 201, Braintree, MA 02184
TB Wood’s Corporation	440 North Fifth Avenue, Chambersburg, PA 17201
TB Wood’s Incorporated	440 North Fifth Avenue, Chambersburg, PA 17201
Thomson Industries, Inc.	203A Rock Road West, Radford, VA 24141
Thomson Linear LLC	1300 North State Street, Marengo, IL 60152
Warner Electric LLC	449 Gardner Street, South Beloit, IL 61080

Summary Description of the Exchange Offer
The following is a description of some of the terms of the Exchange Offer. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “The Exchange Offer,” “Description of the New Notes,” “U.S. Federal Income Tax Considerations” and “Plan of Distribution,” as well as the other information contained in and incorporated by reference into this prospectus and in the Letter of Transmittal relating to the Exchange Offer, for additional information concerning the terms of the Exchange Offer and the New Notes and the risks of investing in the New Notes. As used herein, the term “Exchange Offer” means the exchange offer being made pursuant to this prospectus and the Letter of Transmittal.
For purposes of the information appearing under this caption “Summary Description of the Exchange Offer,” references to “Regal Rexnord Corporation,” “the Company,” “we,” “our,” “us” and similar references refer only to Regal Rexnord Corporation and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.
Background; Old Notes
On January 24, 2023, we completed a private offering of
•
$1,100,000,000 aggregate principal amount of our 6.050% Senior Notes due 2026,

•
$1,250,000,000 aggregate principal amount of our 6.050% Senior Notes due 2028,

•
$1,100,000,000 aggregate principal amount of our 6.300% Senior Notes due 2030, and

•
$1,250,000,000 aggregate principal amount of our 6.400% Senior Notes due 2033;

in each case, pursuant to exemptions from the registration requirements of the Securities Act. In connection with that offering, we entered into a registration rights agreement, dated January 24, 2023 (the “Registration Rights Agreement”), with the representative of the initial purchasers of the Old Notes, to which the Guarantors are also a party. We and the Guarantors are making the Exchange Offer as required by the Registration Rights Agreement.
New Notes
Up to:
•
$1,100,000,000 aggregate principal amount of our 6.050% Senior Notes due 2026,

•
$1,250,000,000 aggregate principal amount of our 6.050% Senior Notes due 2028,

•
$1,100,000,000 aggregate principal amount of our 6.300% Senior Notes due 2030, and

•
$1,250,000,000 aggregate principal amount of our 6.400% Senior Notes due 2033;

in each case, that have been registered under the Securities Act and offered hereby in exchange for the Old Notes of the corresponding series. The terms of the New Notes are substantially identical to those of the Old Notes of the corresponding series, except that the New Notes have been registered under the Securities Act, will not be subject to the transfer restrictions applicable to the Old Notes, will not be entitled to payment of additional interest payable upon a registration default (as described under “Description of Registration Rights Agreement”), will not be entitled to registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement, and the first interest payment date for and date from which interest will accrue on the New Notes will be different from those applicable to the Old Notes of the corresponding series. The New Notes will also have a separate CUSIP number from the Old Notes of the corresponding series. When we use the term “2026 Notes” in this prospectus, the related discussion applies to both the Old 2026 Notes and the New 2026 Notes. When we use the term “2028 Notes” in this prospectus, the related discussion applies to both the Old 2028 Notes and the New 2028 Notes. When we use the term “2030 Notes” in this prospectus, the related discussion applies to both the Old 2030 Notes and the New 2030 Notes. When we use the term “2033 Notes” in this prospectus, the related discussion applies to both the Old 2033 Notes and the New 2033 Notes. We sometimes refer to the New Notes and Old Notes as, collectively, the “Notes” or, individually, a “Note.” The Old Notes were issued and the New Notes will be issued under the Indenture, dated as of January 24, 2023, among us, the Guarantors (as defined therein) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the supplemental indenture (the “Indenture”). Old Notes that remain outstanding after the consummation of the Exchange Offer and New Notes issued in connection with the Exchange Offer will be treated as a single class of Notes under the Indenture.
Exchange Offer
On the terms and subject to the conditions set forth herein and in the Letter of Transmittal, you may exchange Old Notes of each series that are validly tendered and not properly withdrawn prior to the expiration or termination of the Exchange Offer for a like principal amount of New Notes of the corresponding series. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not properly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the Letter of Transmittal and this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes of the corresponding series.
Expiration Date
The Exchange Offer will expire at 5:00 p.m., New York City time, on May 1, 2024 (which is the 20th business day following the date of this prospectus), unless extended or terminated in our sole and absolute discretion. The term “Expiration Date” means May 1, 2024, except that if we, in our sole and absolute discretion, extend the period of time during which the Exchange Offer is open, “Expiration Date” shall mean the latest date to which the Exchange Offer has been extended. For further information, see “The Exchange Offer — Terms of the Exchange Offer; Period for Tendering Old Notes.”

Representations by Tendering
Owners
By tendering your Old Notes, you will acknowledge, represent and warrant to and agree with us and the Guarantors that, among other things:
•
you are not our or any Guarantor’s “affiliate” (as defined in Rule 405 under the Securities Act);

•
any New Notes you receive in the Exchange Offer will be acquired by you in the ordinary course of your business;

•
you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

•
you are not a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and

•
if you are a broker-dealer that will receive New Notes for your own account in the Exchange Offer in exchange for Old Notes that you acquired for your own account as a result of your market-making or other trading activities, you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Notes you receive. For further information, see “Plan of Distribution.”

You will be required to make these and other acknowledgements, representations, warranties and agreements in order to tender Old Notes in the Exchange Offer. For further information, see “Description of Exchange Offer —  Representations by Tendering Owners” and “— Resales of New Notes.”
Conditions to the Exchange Offer
The Exchange Offer is not subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the SEC.
Procedures for Tendering Old Notes
The Old Notes of each series currently are in book-entry form and represented by one or more global Old Notes (the “Global Old Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. You will not be entitled to receive Old Notes in definitive certificated form (“Certificated Old Notes”) in exchange for your beneficial interest in the Global Old Notes except under the limited circumstances described under “Book-Entry, Delivery and Form.” Accordingly, so long as your Old Notes are in book-entry form represented by one or more Global Old Notes, you must tender your Old Notes pursuant to DTC’s Automated Tender Offer Program (“ATOP”) and the other procedures described in this prospectus and in the Letter of Transmittal.
If you wish to tender your Old Notes pursuant to the Exchange Offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent (as defined below) prior to 5:00 p.m., New York City time, on the Expiration Date either:
•
a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

•
so long as your Old Notes are in book-entry form, a computer-generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book-Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the Letter of Transmittal (an “Agent’s Message”).

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date either:
•
so long as your Old Notes are in book-entry form, an electronic confirmation from DTC of the book-entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”); or

•
in the event certificated Notes are issued, the Certificated Old Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed Letter of Transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see “The Exchange Offer — Procedures for Tendering Old Notes” and “— Book-Entry Transfers.”
If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the Exchange Offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the Exchange Offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes.
If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the Exchange Offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the Exchange Offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the Letter of Transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.
Withdrawal Rights
You may withdraw, no later than 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer, any Old Notes that you have tendered in the Exchange Offer by following the procedures described in this prospectus and the Letter of Transmittal. Any Old Notes which have been tendered for exchange but which are withdrawn or otherwise are not exchanged for any reason will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants) without cost of such holders promptly after withdrawal of such Old Notes or expiration or termination of the Exchange Offer, as the case may be. For further information, see “The Exchange Offer — Withdrawal Rights.”
No Guaranteed Delivery
There are no guaranteed delivery procedures available in connection with the Exchange Offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date.
No Appraisal or Dissenters’ Rights
Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. See “The Exchange Offer — No Appraisal or Dissenters’ Rights.”
U.S. Federal Income Tax
Considerations
The exchange of the Old Notes for New Notes in the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. For further information regarding some of the U.S. federal tax considerations that you should take into account in deciding whether or not to exchange Old Notes for New Notes, see “U.S. Federal Income Tax Considerations.”
Use of Proceeds
Neither we nor the Guarantors will receive any proceeds from the Exchange Offer.
Exchange Agent
U.S. Bank Trust Company, National Association is the exchange agent (the “Exchange Agent”) for the Exchange Offer. You can find the address and telephone number of the Exchange Agent under the caption “The Exchange Offer —  Exchange Agent.”

Resales of New Notes
Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties, we believe that, except as provided in the next sentence and in the succeeding paragraph, the New Notes you receive in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:
(1)
you are our or any Guarantor’s “affiliate” (as defined in Rule 405 under the Securities Act);

(2)
the New Notes you receive in the Exchange Offer will not be acquired by you in the ordinary course of your business; or

(3)
you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a Participating Broker-Dealer, you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes acquired for your own account as a result of market-making or other trading activities. However, by so acknowledging and delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We and the Guarantors have agreed to amend or supplement this prospectus for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus is a part is declared effective and (ii) the date on which no Participating Broker-Dealer is required to deliver a prospectus in connection with market-making or other trading activities (as such period may be extended pursuant to the Registration Rights Agreement), in order to expedite or facilitate the disposition of any New Notes by Participating Broker-Dealers. For further information, see “Plan of Distribution.”
If you fall into one or more of categories (1) through (3) of the second preceding paragraph, if you are participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the Exchange Offer, or if you are a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you may not tender your Old Notes in the Exchange Offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and we will not be responsible for, or indemnify you against, any such liability.
Registration Rights Agreement
When we issued the Old Notes, we entered into the Registration Rights Agreement pursuant to which we and the Guarantors agreed, on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) complete an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act no later than July 17, 2024 (the “Target Registration Date”) or (2) if such exchange offer is not consummated by such date, to file and keep effective for a specified period of time a shelf registration statement with respect to resales of the Old Notes. If we fail to satisfy certain of our registration obligations under the Registration Rights Agreement, we will be required to pay additional interest to the holders of the Old Notes (other than any Old Note that has ceased to be a Registrable Security (as defined in the Registration Rights Agreement)). No additional interest for registration defaults will be payable on New Notes. For additional information, see “Description of Registration Rights Agreement.”
Risk Factors
An investment in the New Notes involves risks, and you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Exchange Act that are incorporated by reference into this prospectus and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to exchange Old Notes for New Notes. Some of these risks include, but are not limited to, those described below.
•
If you choose not to exchange your Old Notes in the Exchange Offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.

•
You must follow the Exchange Offer’s procedures carefully in order to receive the New Notes.

•
Certain persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the New Notes.

•
Our business may not generate cash flow from operations in an amount sufficient to enable us to service our indebtedness (including the New Notes) or to fund our other liquidity needs, we could become increasingly vulnerable to general adverse economic and industry conditions and interest rate trends, and our ability to obtain future financing may be limited.
•
The Indenture does not restrict the amount of additional unsecured debt that we may incur or our ability to enter into various transactions that could increase the amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the New Notes.

•
We may not be able to generate sufficient cash to service all of our indebtedness, including the New Notes. Our failure to meet our debt service obligations could have a material adverse effect on our business, financial condition and results of operations.

•
The variable rate of interest under certain of our indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

•
Not all of our subsidiaries will guarantee the New Notes; therefore, any claims you may have in respect of the New Notes will be structurally subordinated to the liabilities of our Non-Guarantor Subsidiaries.

•
Fraudulent conveyance laws may void the New Notes and/or the Guarantees or subordinate the New Notes and/or the Guarantees.

•
Because a Guarantor’s liability under its Guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from that Guarantor.

•
The New Notes will be effectively subordinated to any current or future secured indebtedness of the Company or the Guarantors to the extent of the value of the property securing that indebtedness.

•
Certain of the covenants contained in the Indenture and, if requested by us, the Guarantees, will not be applicable following a Termination Event.

•
We may not be able to repurchase all of the New Notes upon a Change of Control Triggering Event, which would result in a default under the New Notes.

•
Holders of the New Notes may not be able to determine when a Change of Control giving rise to their right to have the New Notes repurchased has occurred upon the occurrence of a Change of Control Triggering Event following a sale of “substantially all” of our assets.

•
Your ability to transfer the New Notes may be limited by the absence of an active trading market and an active trading market may not develop for the New Notes.

•
An increase in market interest rates could result in a decrease in the market value of the New Notes.

•
Our credit ratings are subject to change and may not reflect all risks of an investment in the New Notes.

Consequences of Not Exchanging Old Notes
If you do not exchange your Old Notes for New Notes in the Exchange Offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any additional interest for registration defaults on your Old Notes and will not be entitled (subject to possible limited exceptions) to any registration rights or other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:
•
they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•
they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.
In addition, the Exchange Offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the Exchange Offer. See “Risk Factors — Risks Related to the Exchange Offer — If you choose not to exchange your Old Notes in the Exchange Offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Summary Description of the New Notes
The following is a description of some of the terms of the New Notes. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “Description of the New Notes” and “U.S. Federal Income Tax Considerations,” as well as the other information contained in and incorporated by reference into this prospectus and in the Letter of Transmittal relating to the Exchange Offer, for additional information concerning the terms of the New Notes and the risks of investing in the New Notes.
For purposes of the information appearing under this caption “Summary Description of the New Notes,” references to “Regal Rexnord Corporation,” “the Company,” “the Issuer,” “we,” “our,” “us” and similar references refer only to Regal Rexnord Corporation and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires. Certain capitalized terms used under this caption “Summary Description of the New Notes” are defined under “Description of the New Notes.”
Issuer
Regal Rexnord Corporation, a Wisconsin corporation
New Notes Offered
Up to:
•
$1,100,000,000 aggregate principal amount of 6.050% Senior Notes due 2026,

•
$1,250,000,000 aggregate principal amount of 6.050% Senior Notes due 2028,

•
$1,100,000,000 aggregate principal amount of 6.300% Senior Notes due 2030, and

•
$1,250,000,000 aggregate principal amount of 6.400% Senior Notes due 2033;

in each case, that have been registered under the Securities Act. The New Notes of each series will be issued under the same Indenture as the Old Notes. Old Notes that remain outstanding after the consummation of the Exchange Offer and New Notes issued in connection with the Exchange Offer will be treated as a single class of Notes under the Indenture. Old Notes that are exchanged for New Notes of the corresponding series in the Exchange Offer will be retired and, as a result, the aggregate principal amount of Notes of each series outstanding will not be increased as a result of the Exchange Offer.
Maturity
The New 2026 Notes will mature on February 15, 2026.
The New 2028 Notes will mature on April 15, 2028.
The New 2030 Notes will mature on February 15, 2030.
The New 2033 Notes will mature on April 15, 2033.
Interest Rate
Interest on the New 2026 Notes will accrue at a rate of 6.050% per annum.
Interest on the New 2028 Notes will accrue at a rate of 6.050% per annum.
Interest on the New 2030 Notes will accrue at a rate of 6.300% per annum.

Interest on the New 2033 Notes will accrue at a rate of 6.400% per annum.
Interest Rate Adjustment
The interest rate payable on each series of the New Notes will be subject to adjustment from time to time if either Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings (“S&P”) (or, in each case, a substitute rating agency therefor), downgrades the debt rating applicable to such New Notes. See “Description of the New Notes — Interest Rate Adjustment.”
Interest Payment Dates
Interest on the New 2026 Notes and the New 2030 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2024. Interest on the New 2028 Notes and the New 2033 Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2024. The New Notes of each series will accrue interest from the most recent date to which interest has been paid or provided for on the Old Notes of the corresponding series.
Guarantees
The New Notes will be jointly and severally unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by each existing and future Subsidiary of the Company that is a borrower or guarantor under the Senior Credit Facilities (any such Subsidiary that guarantees the New Notes, until such Guarantee is released in accordance with the terms of the Indenture, a “Guarantor”). Under certain circumstances, the Guarantors may be released from their Guarantees without the consent of the holders of the New Notes, including if we request such release following a Termination Event (as defined herein). See “Description of the New Notes — Guarantees.”
For fiscal 2023, the Non-Guarantor Subsidiaries would have represented 53% of our total net sales, 62% of our total current assets and 47% of our total current liabilities (including debt and trade payables, but excluding intercompany liabilities), all of which would be structurally senior to the New Notes.
“Subsidiary” means, with respect to any person, a corporation, partnership, limited liability company or other entity of which such person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.
“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor.
“Senior Credit Facilities” means debt facilities under the Second Amended and Restated Credit Agreement, dated as of March 28, 2022, among the Company, Land Newco, Inc., the subsidiary borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto, as amended, extended, renewed, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing such indebtedness.
Ranking
The New Notes will be the Issuer’s and the Guarantor’s senior unsecured obligations and rank equally in right of payment to all of our existing and future senior indebtedness, including under the Senior Credit Facilities, rank senior in right of payment to any subordinated indebtedness, be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and be structurally subordinated to all of the existing and future indebtedness of each of our Non-Guarantor subsidiaries.
As of December 31, 2023: (i) we had approximately $6,434.5 million of total indebtedness (including the Old Notes); (ii) of our total indebtedness, approximately $7.1 million of secured indebtedness, to which the New Notes and the Guarantees thereto would have been effectively subordinated to the extent of the value of the assets securing such indebtedness; (iii) we had commitments available to be borrowed under the Revolving Credit Facility of up to $1,471.9 million; and (iv) our Non-Guarantor Subsidiaries had approximately $1,286.6 million of total liabilities (including debt and trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the New Notes and the Guarantees thereto. See “Description of the New Notes — Ranking.”
Optional Redemption
We may at our option redeem the New Notes of any series, at any time, in whole or in part, at the redemption prices described in “Description of the New Notes — Optional Redemption.”
Change of Control
Upon the occurrence of a Change of Control Triggering Event, as defined under “Description of the New Notes — Change of Control Triggering Event,” we will be required to make an offer to repurchase the New Notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Certain Covenants
The Indenture that will govern the New Notes contains certain covenants that, among other things, limit our ability and the ability of our subsidiaries to create liens on certain of our assets or enter into certain sale and leaseback transactions. These covenants are subject to a number of important limitations and exceptions. See “Description of the New Notes — Certain Covenants.” In addition, if on any date we achieve a corporate or similar rating of BBB or better by S&P and Baa2 or better by Moody’s and at such time no default under the Indenture has occurred and is continuing (the occurrence of these events, subject to certain conditions specified in “Description of the New Notes — Certain Covenants — Effectiveness of Covenants,” being referred to as a “Termination Event”), we and our subsidiaries will no longer be subject to the covenant described under the heading “Description of the New Notes — Certain Covenants — Future Guarantors.”
Further Issuances
We reserve the right, from time to time, without the consent of the holders of any series of the New Notes, to issue additional New Notes of any such series on terms and conditions substantially identical to those of the New Notes of such series, so that such additional New Notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the New Notes of such series.
Absence of Public Market for the New Notes
The New Notes are a new issue of securities, and there is currently no established trading market for the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or for the inclusion of the New Notes in any automated dealer quotation system. Accordingly, a liquid market for the New Notes may not develop. See “Risk Factors — Risks Relating to the New Notes — Your ability to transfer the New Notes may be limited by the absence of an active trading market and an active trading market may not develop for the New Notes.”
Trustee
U.S. Bank Trust Company, National Association.
Governing Law
The Indenture is, and the New Notes and the Guarantees thereto will be, governed by the laws of the State of New York.
Risk Factors
In evaluating an investment in the New Notes, you should carefully consider, along with the other information in this prospectus, the specific factors set forth under the section titled “Risk Factors” in this prospectus and in the applicable documents incorporated by reference herein and other information included or incorporated by reference in this prospectus for risks involved with making a decision to exchange Old Notes for New Notes.
Clearance and Settlement
The New Notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), and will trade in DTC’s same day funds settlement system. Beneficial interests in New Notes held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances.
Form and Denomination
The New Notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Summarized Guarantor Financial Information
As discussed elsewhere in this prospectus, the New Notes will be jointly and severally unconditionally guaranteed on a senior unsecured basis by each of our subsidiaries that guarantee our Senior Credit Facilities. See “Description of the New Notes — Guarantees” for more information.
The tables below are summarized financial information provided in conformity with Rule 13-01 of the SEC’s Regulation S-X. The summarized financial information of the Company and the Guarantors (collectively, the “Obligor Group”) is presented on a combined basis, excluding intercompany balances and transactions between entities in the Obligor Group which have been eliminated. To the extent material, the Obligor Group’s amounts due from, amounts due to and transactions with Non-Guarantor Subsidiaries are disclosed below each table. The Obligor Group’s investment balances in, and equity income or loss from, Non-Guarantor Subsidiaries have been excluded.
The following table presents summarized results of operations information for the Obligor Group for the period indicated:
Year Ended December 31, 2023 (in millions)
Net Sales	3,183.9
Gross Profit	1,117.3
Loss from Operations	(37.3)
Interest Expense	515.2
Net Loss	(435.3)
Net Loss Attributable to Regal Rexnord Corporation	(435.3)
Net Sales to Non-Guarantor Subsidiaries	252.3
Interest Expense Due To Non-Guarantors	84.7
The following table presents summarized balance sheet information for the Obligor Group as of the date indicated:
December 31, 2023 (in millions)
Total Current Assets	1,285.0
Goodwill	4,262.6
Intangible Assets, Net of Amortization	2,374.0
Other Noncurrent Assets	1,062.8
Total Assets	7,699.4
Total Current Liabilities	697.0
Long-Term Debt	6,351.3
Other Noncurrent Liabilities	4,246.1
Total Liabilities	10,597.4
Due from Non-Guarantor Subsidiaries	526.4
Due to Non-Guarantor Subsidiaries	3,453.1

RISK FACTORS
Your investment in the New Notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, and pay special attention to the following discussion of risks relating to the New Notes before deciding whether to exchange Old Notes for New Notes. In addition to the risk factors relating to the New Notes set forth below, we also specifically incorporate by reference into this prospectus the section captioned “Risk Factors” in our Annual Report on Form 10-K for fiscal 2023 and the other reports filed with the SEC incorporated by reference into this prospectus. The New Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the New Notes or financial matters in general. You should not exchange Old Notes for New Notes unless you understand, and know that you can bear, these investment risks.
Risks Related to the Exchange Offer
If you choose not to exchange your Old Notes in the Exchange Offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.
If you do not exchange your Old Notes for New Notes in the Exchange Offer, then your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the transfer restrictions set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable securities laws, and you will not be entitled to receive any additional interest for registration defaults on your Old Notes and will not be entitled to any registration rights or other rights under the Registration Rights Agreement (subject to possible limited exceptions). In general, you may offer or sell your Old Notes only if:
•
they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•
they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.
In addition, any Old Notes exchanged for New Notes in the Exchange Offer will be cancelled and, as a result, the aggregate principal amount of outstanding Old Notes will be reduced, which may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding after the Exchange Offer and may increase the volatility of the market price of such Old Notes.
You must follow the Exchange Offer’s procedures carefully in order to receive the New Notes.
If you do not follow the procedures described in this prospectus and the Letter of Transmittal, you will not receive any New Notes. The New Notes will be issued to you in exchange for Old Notes only if you properly tender the Old Notes and deliver all other required documentation (including, in the case of Old Notes tendered through DTC’s ATOP procedures, Agent’s Messages, Book-Entry Confirmations and any other documents delivered electronically through the DTC system) to the Exchange Agent in the manner and at the address specified in this prospectus and in the Letter of Transmittal prior to the expiration of the Exchange Offer. If you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to notify you of defects or irregularities with respect to tenders of your Old Notes for exchange or if your Old Notes or any other required documentation are received by the Exchange Agent. If you are the beneficial holder of Old Notes that are held through a broker, dealer, bank or other financial institution or nominee and you wish to tender such Old Notes in the Exchange Offer, you should promptly contact the entity through which you hold your Old Notes and instruct that entity to tender on your behalf. There are no guaranteed delivery procedures available in connection with the Exchange Offer. Accordingly, you must deliver your Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the Letter of Transmittal prior to the expiration of the Exchange Offer.
Certain persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the New Notes.
If you are participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the Exchange Offer, if you are a broker-dealer who will receive New Notes in the Exchange Offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or if you fall into one or more of categories (1) through (3) appearing in the first paragraph under “The Exchange Offer — Resales of New Notes,” you will not be permitted to tender your Old Notes in the Exchange Offer and, in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of your Notes. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and we will not be responsible for, or indemnify you against, any such liability.
In addition, a Participating Broker-Dealer must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes received in exchange for such Old Notes in the Exchange Offer. For further information, see “Plan of Distribution.”
Risks Related to the New Notes
Our business may not generate cash flow from operations in an amount sufficient to enable us to service our indebtedness (including the New Notes) or to fund our other liquidity needs, we could become increasingly vulnerable to general adverse economic and industry conditions and interest rate trends, and our ability to obtain future financing may be limited.
As of December 31, 2023, we had approximately $6.4 billion in aggregate debt outstanding under our various financing arrangements, approximately $574.0 million in cash and cash equivalents and approximately $1,471.9 million in available borrowings under the Revolving Credit Facility.
Our ability to make required payments of principal and interest on our debt levels will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available under our current credit facilities in an amount sufficient to enable us to service our indebtedness or to fund our other liquidity needs. In addition, our credit facilities contain financial and restrictive covenants that could limit our ability to, among other things, borrow additional funds or take advantage of business opportunities. Our failure to comply with such covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all our indebtedness or otherwise have a material adverse effect on our business, financial condition, results of operations and debt service capability. Our indebtedness may have important consequences. For example, it could:
•
make it more challenging for us to obtain additional financing to fund our business strategy and acquisitions, debt service requirements, capital expenditures and working capital;

•
increase our vulnerability to interest rate changes and general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the availability of our cash flow to finance acquisitions and to fund working capital, capital expenditures, manufacturing capacity expansion, business integration, research and development efforts and other general corporate activities;

•
limit our flexibility in planning for, or reacting to, changes in our business and our markets; and/or

•
place us at a competitive disadvantage relative to our competitors that have less debt.

In addition, because our debt levels and debt service obligations increased substantially in connection with the Altra Transaction, we have less cash flow available for our business operations, product development, capital expenditures, and acquisitions, we could become increasingly vulnerable to general adverse economic and industry conditions and interest rate trends, and our ability to obtain future financing on favorable terms may be limited.
Our credit facilities require us to maintain specified financial ratios and satisfy certain financial condition tests, which may require that we take action to reduce our debt or to act in a manner contrary to our business strategies. If an event of default under our credit facility or senior notes were to occur, the lenders could elect to declare all amounts outstanding under the applicable agreement, together with accrued interest, to be immediately due and payable.
The Indenture does not restrict the amount of additional unsecured debt that we may incur or our ability to enter into various transactions that could increase the amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the New Notes.
The Indenture does not place any limitation on the amount of unsecured debt that we may incur. In addition, we are not restricted under the Indenture from paying dividends or issuing or repurchasing our securities.
The Indenture generally does not prevent us or our subsidiaries from entering into a variety of acquisition, change of control, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings, or otherwise adversely affect the holders of the New Notes.
We may not be able to generate sufficient cash to service all of our indebtedness, including the New Notes. Our failure to meet our debt service obligations could have a material adverse effect on our business, financial condition and results of operations.
Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates) and financial, business and other factors, many of which are beyond our control, may also affect our ability to meet these obligations. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. Additionally, the interest rates on the New Notes of any series may be increased if the credit rating applicable to the New Notes of such series is downgraded, as described under “Description of the New Notes — Interest Rate Adjustment.” We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.
In addition, we conduct a significant portion of our operations through our subsidiaries, certain of which will not be guarantors of the New Notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the New Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make cash available to us by dividend, debt repayment or otherwise. Unless they are guarantors of the New Notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the New Notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable them to make payments in respect of our indebtedness including the New Notes. Each subsidiary is a distinct legal entity, and under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and the interest payments on our indebtedness, including the New Notes.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially adversely affect our financial positions and results of operations.

If we cannot make scheduled payments on our debt, we will be in default and holders of the New Notes could declare all outstanding principal and interest to be due and payable, the lenders under the Senior Credit Facilities could terminate their commitments to loan money and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the New Notes.
The variable rate of interest under certain of our indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
A portion of our indebtedness bears interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations on the variable rate indebtedness, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all loans are fully drawn, each quarter point change in interest rates would result in a $7.1 million change in annual interest expense, net of our current hedging arrangements, on our indebtedness under the Senior Credit Facilities. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate interest rate risk.
Not all of our subsidiaries will guarantee the New Notes; therefore, any claims you may have in respect of the New Notes will be structurally subordinated to the liabilities of our Non-Guarantor Subsidiaries.
The New Notes will be initially guaranteed by each of our subsidiaries that guarantee our Senior Credit Facilities (as defined in “Description of the New Notes — Guarantees”) and, in the future, by each of our subsidiaries that guarantee our Senior Credit Facilities. In the future, a Guarantor may be released from its Guarantee of the New Notes under certain circumstances, including following a Termination Event. See “Description of the New Notes — Guarantees.” If any Guarantee is released, no holder of the New Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including the trade payables, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the New Notes.
If any of our Non-Guarantor Subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us or any Guarantor. Consequently, your claims in respect of the New Notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of our Non-Guarantor Subsidiaries. The Indenture that will govern the New Notes does not prohibit us from having subsidiaries that are not guarantors in the future.
For fiscal 2023, the Non-Guarantor Subsidiaries would have represented 53% of our total net sales, 62% of our total current assets and 47% of our total current liabilities (including debt and trade payables, but excluding intercompany liabilities), all of which would be structurally senior to the New Notes.
Fraudulent conveyance laws may void the New Notes and/or the Guarantees or subordinate the New Notes and/or the Guarantees.
The issuance of the New Notes may be subject to review under applicable bankruptcy laws or relevant fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or our Guarantors’ creditors. Under these laws, if in such a lawsuit a court were to find that, at the time the New Notes were issued, we:
•
incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•
received less than reasonably equivalent value or fair consideration for incurring this debt, and the Company:

•
was insolvent or was rendered insolvent by reason of the related financing transactions;

•
was engaged, or about to engage, in a business or transaction for which our remaining assets constituted unreasonably small capital to carry on its business; or

•
intended to incur, or believed that we would incur, debts beyond our ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes, then the court could void the New Notes or subordinate the New Notes to our presently existing or future debt or take other actions detrimental to you.
We cannot assure you as to what standard a court would apply in order to determine whether we were “insolvent” as of the date the New Notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the New Notes were issued, that the payments constituted fraudulent transfers on another ground.
The Guarantees may also be subject to review under various laws for the protection of creditors. The analysis set forth above would generally apply, except that the Guarantees could also be subject to the claim that, since the Guarantees were incurred for our benefit, and only indirectly for the benefit of the Guarantors, the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a Guarantor’s obligation under its Guarantee, subordinate the Guarantee to the other indebtedness of a Guarantor, direct that holders of the New Notes return any amounts paid under a Guarantee to the relevant Guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the New Notes.
Because a Guarantor’s liability under its Guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from that Guarantor.
The New Notes have the benefit of a Guarantee by the Guarantors. However, the Guarantee by each Guarantor is limited to the maximum amount that it is permitted to guarantee under applicable law. As a result, a Guarantor’s liability under its Guarantee could be reduced to zero, depending upon the amount of its other obligations. A court could also find any such limitation on the maximum amount of a Guarantee to be ineffective or unenforceable and, under federal or state fraudulent conveyance statutes, void the obligations under the Guarantee or further subordinate it to all other obligations of such Guarantor. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found this kind of provision to be ineffective in that case, and held the guarantees to be fraudulent transfers and voided them in their entirety.
The Guarantee of a Guarantor will automatically terminate under certain circumstances, including if such Guarantor is permanently released from its Guarantee, and is not a borrower, under our Senior Credit Facilities. In that case you will not have the right to cause that subsidiary to perform under its Guarantee.
The New Notes will be effectively subordinated to any current or future secured indebtedness of the Company or the Guarantors to the extent of the value of the property securing that indebtedness.
The New Notes will not be secured by us or any of our Guarantors’ assets. As a result, the New Notes and the Guarantees will be effectively subordinated to any of our and our Guarantors’ existing and future secured indebtedness with respect to the assets that secure that indebtedness, to the extent of the value of the assets securing such secured indebtedness. As of December 31, 2023, we had commitments available to be borrowed under the Revolving Credit Facility of up to $1,471.9 million, which could be increased, subject to certain conditions. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of future secured indebtedness, or in the event of our or our Guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the New Notes only after all indebtedness under such secured debt has been paid in full. As a result, the holders of the New Notes may receive less, ratably, than the holders of secured debt in the event of our or our Guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.
Certain of the covenants contained in the Indenture and, if requested by us, the Guarantees, will not be applicable following a Termination Event.
If on any date we achieve a corporate or similar rating of BBB or better by S&P and Baa2 or better by Moody’s and at such time no default under the Indenture has occurred and is continuing (the occurrence of such events, subject to certain conditions specified in “Description of the New Notes — Certain Covenants — Effectiveness of Covenants,” being referred to as a “Termination Event”), the covenant described under the heading “Description of the New Notes — Future Guarantors” will be terminated and cease to have any effect and we may release the Guarantee of any Guarantor. In the event that the Guarantee of the New Notes by a Guarantor is released, holders of the New notes would effectively be subordinated to all indebtedness and other liabilities of that Guarantor. There can be no assurance that we will achieve a corporate or similar rating of BBB or better by S&P and Baa2 or better by Moody’s, or that we will maintain such ratings. Please see “Description of the New Notes — Certain Covenants — Effectiveness of Covenants” and “Description of the New Notes — Guarantees.”
We may not be able to repurchase all of the New Notes upon a Change of Control Triggering Event, which would result in a default under the New Notes.
We will be required to offer to repurchase the New Notes upon the occurrence of a Change of Control Triggering Event as provided in the Indenture. However, we may not have sufficient funds to repurchase the New Notes in cash at such time. In addition, our ability to repurchase the New Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time (including our existing and future credit facilities). The failure to make such repurchase would result in a default under the New Notes.
In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the Indenture that will govern the New Notes, constitute a “Change of Control Triggering Event” that would require us to repurchase the New Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings, financial condition or the value of the New Notes. See “Description of the New Notes — Change of Control Triggering Event.”
Holders of the New Notes may not be able to determine when a Change of Control giving rise to their right to have the New Notes repurchased has occurred upon the occurrence of a Change of Control Triggering Event following a sale of “substantially all” of our assets.
The definition of Change of Control in the Indenture that will govern the New Notes includes a phrase relating to the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of New Notes to require us to repurchase its New Notes upon the occurrence of a Change of Control Triggering Event following a sale of less than all our assets to another person may be uncertain.
Your ability to transfer the New Notes may be limited by the absence of an active trading market and an active trading market may not develop for the New Notes.
The New Notes are a new issue of securities, and there is currently no established trading market for the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or for the inclusion of the New Notes in any automated dealer quotation system. Accordingly, a liquid market for the New Notes may not develop. The initial purchasers of the Old Notes have advised us that they intend to make a market in the New Notes, if issued, as permitted by applicable laws and regulations. However, the initial purchasers of the Old Notes are not obligated to make a market in the New Notes and, if commenced, they may discontinue their market-making activities at any time without notice. In addition, recent amendments to Rule 15c2-11 under the Exchange Act and regulatory interpretations thereof may restrict the ability of brokers and dealers to publish quotations on the New Notes on any interdealer quotation system or other quotation medium after January 4, 2025. Furthermore, market-making activities may be limited during the Exchange Offer.
Therefore, an active market for the New Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the New Notes. In that case, the holders of the New Notes may not be able to sell their New Notes at a particular time or at a favorable price.
Even if an active trading market for the New Notes does develop, there is no guarantee that it will continue. The market, if any, for the New Notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your New Notes. In addition, subsequent to their initial issuance, the New Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.
An increase in market interest rates could result in a decrease in the market value of the New Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase New Notes bearing interest at fixed rates of interest and market interest rates increase, the market values of the New Notes may decline. We cannot predict the future level of market interest rates.
Our credit ratings are subject to change and may not reflect all risks of an investment in the New Notes.
The credit ratings of the New Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the New Notes. However, actual or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the New Notes. Agency credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. The agencies may revise their ratings in response to changing macroeconomic conditions or in response to a change in our financial forecasts or liquidity position. The consummation or proposed consummation of various corporate transactions may also cause the agencies to change our credit ratings. These transactions may include, among other things, potential acquisitions of business development targets of various sizes and structures, our entry into a new or replacement credit facility or financing arrangement or the re-pricing or re-negotiation of any business development transaction. Additionally, each agency’s rating should be evaluated independently of any other agency’s rating.
Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the New Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your New Notes at a favorable price or at all.

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following combined company unaudited pro forma condensed combined financial information and notes thereto have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the Merger and the Debt Financing (each, as defined below). The Current Report on Form 8-K filed by Regal Rexnord Corporation, a Wisconsin corporation (“Regal Rexnord” or the “Company”), with the Securities and Exchange Commission (the “SEC”) on March 27, 2023, sets forth certain additional information regarding the completion of the Merger.
On March 27, 2023 (the “Closing Date”), in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of October 26, 2022 (as amended, supplemented or modified from time to time, the “Merger Agreement”), Regal Rexnord completed its previously announced acquisition of Altra Industrial Motion Corp., a Delaware corporation (“Altra”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Aspen Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Regal Rexnord (“Merger Sub”), merged with and into Altra (the “Merger”), with Altra surviving the Merger as a wholly owned subsidiary of Regal Rexnord.
The following Combined Company Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the year ended December 31, 2023 gives effect to the Merger and the Debt Financing as if they had occurred on January 1, 2023, the first day of Regal Rexnord’s year ended December 31, 2023. The Combined Company Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the year ended December 31, 2023 combines the audited Consolidated Statement of Income (Loss) of Regal Rexnord for the year ended December 31, 2023, which includes Altra from the period following the Closing Date of the Merger, with the unaudited results of operations of Altra for the period of January 1, 2023 through the Closing Date. A pro forma Condensed Combined Balance Sheet is not required as the Merger and the Debt Financing have already been reflected in the historical audited Consolidated Balance Sheet as of December 31, 2023, included in Regal Rexnord’s Annual Report on Form 10-K for the annual period ended December 31, 2023, filed with the SEC on February 26, 2024 (the “Form 10-K”).
The historical financial statements of Regal Rexnord and Altra have been adjusted in the accompanying combined company unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Merger and the Debt Financing in accordance with generally accepted accounting principles in the United States (“US GAAP”).
The combined company unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the combined company unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Merger and the Debt Financing, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the combined company unaudited pro forma condensed combined financial information.
Differences between these preliminary estimates and the final acquisition accounting may arise during the applicable measurement period under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Final acquisition accounting will be reported in the Company’s Form 10-Q for the first quarter of 2024, and any differences compared to the preliminary estimates reported in the Form 10-K are expected to be immaterial.
The combined company unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been realized if the Merger and the Debt Financing had been completed on the dates set forth above, nor is it indicative of the future results of the combined company. The combined company’s actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined company unaudited pro forma condensed combined financial information should be read in conjunction with:
•
The accompanying notes to the combined company unaudited pro forma condensed combined financial information; and

•
The separate audited Consolidated Financial Statements of Regal Rexnord as of and for the year ended December 31, 2023 and the related notes, which are included in the Form 10-K.

Description of the Merger
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Altra’s common stock, par value $0.001 per share (“Altra Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) any shares held by either Regal Rexnord, Altra or Merger Sub, (ii) shares owned by any direct or indirect wholly owned subsidiary of Altra or Regal Rexnord, (iii) shares for which appraisal rights had been properly demanded according to Section 262 of the Delaware General Corporation Law and (iv) restricted shares of Altra Common Stock granted under Altra’s 2014 Omnibus Incentive Plan and subject to forfeiture conditions) was converted into the right to receive cash in the amount of $62.00 per share, without interest (the “Merger Consideration”).
The Merger Agreement generally provides that (1) each vested Altra stock option outstanding immediately prior to the Effective Time was canceled and converted into a cash payment equal to the intrinsic value of such option based on the Merger Consideration, (2) each unvested Altra stock option outstanding immediately prior to the Effective Time was converted into an award of stock options with respect to Regal Rexnord’s common stock with an intrinsic value equivalent to the intrinsic value of the Altra stock option based on the Merger Consideration, (3) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that was subject solely to time-based vesting conditions was converted into an award of restricted stock units with respect to Regal Rexnord’s common stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions, (4) each unvested award of Altra restricted shares was converted into an award of cash of equivalent value based on the Merger Consideration on substantially similar terms and conditions, (5) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that was subject to performance-based vesting conditions was converted into an award of time-based restricted stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions (with performance goals being deemed satisfied at specified levels) and (6) each vested Altra restricted stock unit outstanding as of the Effective Time was converted into the right to receive a cash payment based on the Merger Consideration.
Accounting for the Merger
The Merger was accounted for as a business combination using the acquisition method with Regal Rexnord as the accounting acquirer in accordance with ASC 805. Under this method of accounting, the Merger Consideration was allocated to Altra’s assets acquired and liabilities assumed based upon the assumption of their estimated fair values at the date of completion of the Merger. Differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed were recorded as goodwill. Accordingly, the allocation of the Merger Consideration and related adjustments reflected in the combined company unaudited pro forma condensed combined financial information are preliminary and subject to revision throughout the measurement period based on a final determination of fair value. Refer to Note 1 — Basis of Presentation below for more information.
Description of the Debt Financing
On January 24, 2023, Regal Rexnord entered into an Indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as a trustee, relating to the issuance by Regal Rexnord of $1,100.0 million aggregate principal amount of its 6.05% Senior Notes due 2026 (the “2026 Notes”), $1,250.0 million aggregate principal amount of its 6.05% Senior Notes due 2028 (the “2028 Notes”), $1,100.0 million aggregate principal amount of its 6.30% Senior Notes due 2030 (the “2030 Notes”) and $1,250.0 million aggregate principal amount of its 6.40% Senior Notes due 2033 (together with the 2026 Notes, the 2028 Notes and the 2030 Notes, collectively, the “Senior Notes”). The Senior Notes were issued and sold in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and persons outside the United States in accordance with Regulation S under the Securities Act. Pursuant to a registration rights agreement, Regal Rexnord agreed to use its commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Senior Notes for new notes, with terms substantially identical in all material respects to the Senior Notes and (ii) cause such registration statement to be declared effective under the Securities Act. If the exchange offer is not completed by July 17, 2024, or, in certain circumstances, upon written request from a holder of Senior Notes, Regal Rexnord will file, and will use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Senior Notes.
On March 28, 2022, Regal Rexnord entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. as Administrative Agent and the lenders named therein, which was subsequently amended on November 17, 2022 (the “First Amendment”) and November 30, 2022 (the “Assumption Agreement”), which provided for an unsecured term loan facility in the initial principal amount of up to $550.0 million, maturing on March 28, 2027, which was upsized by $840.0 million on the Closing Date (the “Term Facility”).
Regal Rexnord received $4,647.0 million in net proceeds from the sale of the Senior Notes, after deducting the initial purchasers’ discounts and offering expenses, and drew down on their Term Facility in the amount of $840.0 million (collectively, the “Debt Financing”). On January 27, 2023, Regal Rexnord used a portion of the net proceeds from the Debt Financing to repay (1) $500.0 million of its existing 3.90% Private Placement notes (the “Private Placement Notes”) in full with no make-whole payments and (2) the outstanding borrowings under its existing Multicurrency Revolving Facility. Regal Rexnord used the remaining net proceeds from the Debt Financing and cash on hand to fund the Merger Consideration, repay certain of Altra’s outstanding indebtedness, and pay certain fees and expenses. Prior to the consummation of the Merger, Regal Rexnord used a portion of the proceeds from the Senior Notes offering and invested the remaining net proceeds of approximately $3.6 billion in interest bearing accounts.
The combined company unaudited pro forma condensed combined financial information will reflect the issuance of the Senior Notes, the $840.0 million draw on the Term Facility, and the payment in full of the Private Placement Notes as if they had occurred on January 1, 2023.

COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
For the Year Ended December 31, 2023
Amounts in Millions, except share and per share data
(in millions)	Regal Rexnord Historical Year Ended December 31, 2023	Altra After Reclassification January 1, 2023 to March 27, 2023 (Note 2)	Transaction Accounting Adjustments — Merger	(Note 4)	Transaction Accounting Adjustments — Debt Financing	(Note 4)	Pro Forma Combined
Net Sales	$6,250.7	$451.1	—		$—		$6,701.8
Cost of Sales	4,183.4	290.1	5.4	(a)	—		4,478.9
Gross Profit (Loss)	2,067.3	161.0	(5.4)		—		2,222.9
Operating Expenses	1,537.4	104.6	26.9	(b)	—		1,668.9
Goodwill impairment	57.3	—	—		—		57.3
Asset Impairments	7.8	—	—		—		7.8
Loss on Assets Held for Sale	87.7	—	—		—		87.7
Total Operating Expenses	1,690.2	104.6	26.9		—		1,821.7
Income (Loss) from Operations	377.1	56.4	(32.3)		—		401.2
Interest Expense	431.0	16.6	(15.3)	(c)	31.8	(c)	464.1
Interest Income	(43.6)	(1.0)	—		29.4	(d)	(15.2)
Other (Income) Expense, Net	(8.7)	0.1	—		—		(8.6)
(Loss) Income before Taxes	(1.6)	40.7	(17.0)		(61.2)		(39.1)
Provision (Benefit) for Income Taxes	52.7	9.3	(3.6)	(e)	(13.1)	(e)	45.3
Net (Loss) Income	(54.3)	31.4	(13.4)		(48.1)		(84.4)
Less: Net Income Attributable to Noncontrolling Interests	3.1	—	—		—		3.1
Net (Loss) Income Attributable to Common Shareholders	(57.4)	31.4	(13.4)		(48.1)		(87.5)
Loss Per Share Attributable to Common Shareholders
Basic	(0.87)						(1.32)
Assuming Dilution	(0.87)						(1.32)
Weighted Average Number of Shares Outstanding
Basic	66.3						66.3
Assuming Dilution	66.3						66.3
See the accompanying notes to the combined company unaudited pro forma condensed combined financial information.

NOTES TO THE COMBINED COMPANY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Presentation
The Combined Company Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the year ended December 31, 2023 gives effect to the Merger and the Debt Financing as if they had occurred on January 1, 2023, the first day of Regal Rexnord’s year ended December 31, 2023, and combines the audited Consolidated Statement of Income (Loss) of Regal Rexnord for the year ended December 31, 2023 with the unaudited results of operations of Altra for the period of January 1, 2023 through the Closing Date. Regal Rexnord’s and Altra’s historical financial statements were prepared in accordance with US GAAP and are presented in US dollars. As discussed in Note 2 — Regal Rexnord and Altra Reclassification Adjustments, certain reclassifications were made to align Regal Rexnord’s and Altra’s financial statement presentation.
The combined company unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Regal Rexnord as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical consolidated financial statements of Regal Rexnord and Altra. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of the Merger Consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The combined company unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, operating efficiencies or cost savings that may result from the Merger or any acquisition and integration costs that may be incurred. Regal Rexnord is not aware of any material transactions between it and Altra during the period prior to combination. Intercompany transactions subsequent to the Merger have been eliminated in consolidation.
Regal Rexnord believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and the Debt Financing based on information available to Regal Rexnord’s management at this time and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the combined company unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting are not expected to be material.
Note 2 — Regal Rexnord and Altra Reclassification Adjustments
During the preparation of the combined company unaudited pro forma condensed combined financial information, Regal Rexnord’s management performed an analysis of Altra’s financial information to identify differences in Altra’s accounting policies as compared to those of Regal Rexnord and differences in Altra’s financial statement presentation as compared to the presentation of Regal Rexnord’s. Based on a review of the financial statement presentation, certain reclassification adjustments have been made to conform Altra’s historical financial statement presentation to Regal Rexnord’s financial statement presentation. Furthermore, Regal Rexnord completed a review of the accounting policies of Regal Rexnord and Altra, and did not identify any differences that would have a material impact on the combined company unaudited pro forma condensed combined financial information.
The following table presents the reconciliation of Altra’s unaudited results of operations for the period of January 1, 2023 through the Closing Date, to conform with Regal Rexnord’s audited Consolidated Statement of Income (Loss) for the year ended December 31, 2023 (in millions):

Altra Presentation	Regal Rexnord Presentation	Altra (Historical)	Reclassification	Altra (Historical, after Reclassification)
Net Sales	Net Sales	$451.1	—	$451.1
Cost of Sales	Cost of Sales	288.9	1.2(iii)	290.1
Selling, General and Administrative Expenses		89.1	(89.1)(i)	—
	Operating Expenses	—	104.6(i)(ii)(iii)	104.6
Research and Development Expenses		15.3	(15.3)(ii)	—
Restructuring Costs		1.4	(1.4)(iii)	—
Interest Expense, net	Interest Expense	15.6	1.0	16.6
	Interest Income		(1.0)(iv)	(1.0)
Other Non Operating (Income)/ Expense, net	Other (Income) Expense, net	0.1	—	0.1
Provision for Income Taxes	Provision (Benefit) for Income Taxes	9.3	—	9.3

(i)
To reclassify $89.1 million of Selling, General and Administrative Expenses to Operating Expenses.

(ii)
To reclassify $15.3 million of Research and Development Expenses to Operating Expenses.

(iii)
To reclassify $1.2 million of Restructuring Costs to Cost of Sales and $0.2 million of Restructuring Costs to Operating Expenses

(iv)
To reclassify $1.0 million of Interest Expense, net to Interest Income.

Note 3 — Preliminary purchase price allocation
Regal Rexnord accounted for the completed Merger as a business combination in accordance with US GAAP. Accordingly, the preliminary purchase price attributable to the Merger was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Refer to Note 4 — Held for Sale, Acquisitions and Divestitures of the Form 10-K for information on the preliminary purchase price, preliminary estimates of the fair value of the assets acquired and liabilities assumed and resulting Goodwill as of December 31, 2023.
Note 4 — Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Income (Loss)
Adjustments included in the Transaction Accounting Adjustments — Merger column and Transaction Accounting Adjustments — Debt Financing column in the accompanying Combined Company Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the year ended December 31, 2023 have been updated as a result of measurement period adjustments included in the Form 10-K. The adjustments are as follows:
a.
Represents an adjustment to Cost of Sales resulting from the incremental depreciation expense from the preliminary fair value adjustment to Property, Plant and Equipment for the year ended December 31, 2023. The additional $5.4 million depreciation expense is computed with the assumption that the various categories of assets will be depreciated over a useful life on a straight-line basis, using useful lives ranging from 1 to 25 years. The majority of Property, Plant and Equipment is attributable to Machinery and Equipment, and Buildings and Improvements assets which have estimated weighted average useful lives of 6 years and 9 years, respectively.

b.
Represents adjustments to Operating Expenses resulting from incremental amortization expense relating to the estimated fair value of intangible assets recognized in the Merger and incremental depreciation expense relating to the estimated step up in fair value of the Property, Plant and Equipment.

(in millions)	For the Year Ended December 31, 2023
Pro forma transaction accounting adjustments – Merger:
Incremental Change in Amortization of Intangible Assets(i)	$25.6
Property, Plant and Equipment Depreciation Step Up(ii)	1.3
Net pro forma transaction accounting adjustments – Merger to Operating Expenses	$26.9

(i)
Represents an adjustment to amortization of intangible assets to reflect the fair value of intangible assets acquired.

As disclosed in Note 4 — Held for Sale, Acquisitions and Divestitures of the Form 10-K, acquired intangibles are being amortized using a straight-line method. The preliminary fair value of identifiable intangible assets acquired in the combined company unaudited pro forma condensed combined financial information consists of the following:
(in millions)	Weighted Average	Preliminary Fair
Preliminary fair value of intangible assets acquired:
Customer relationships	14	$1,710.0
Trademarks	10	330.0
Technology	13	102.0
Intangible assets acquired		$2,142.0

(ii)
Depreciation expense for Property, Plant and Equipment was estimated based on a straight-line methodology, using useful lives ranging from 1 to 25 years. The majority of Property, Plant and Equipment is attributable to Machinery and Equipment, and Buildings and Improvements assets which have estimated weighted average useful lives of 6 years and 9 years, respectively.

c.
Reflects the removal of historical Altra Interest Expense for debt settled in connection with the Merger, the incremental Interest Expense related to the Debt Financing, and the removal of historical Regal Rexnord Interest Expense to give effect to the settlement of certain debts on January 1, 2023 using the proceeds from the Debt Financing:

(in millions)	For the Year Ended December 31, 2023
Pro forma transaction accounting adjustments – Merger:
Removal of historical Altra Interest Expense(i)	$(15.3)
Net pro forma transaction accounting adjustments – Merger to Interest Expense	$(15.3)
Pro forma transaction accounting adjustments – Debt Financing:
Removal of historical Regal Rexnord Interest Expense related to the Private Placement Notes(ii)	$(1.4)
New Interest Expense on Debt Financing:
Senior Notes(iii)	19.3
Term Facility(iv)	13.9
Net pro forma transaction accounting adjustments – Debt Financing to Interest Expense	$31.8

(i)
Represents an adjustment to remove a portion of the historical Altra Interest Expense for Altra’s existing indebtedness. In connection with the Merger, Regal Rexnord paid to settle (a) Altra’s term loan facility, (b) Altra’s revolving credit facility, and (c) 95.28% of the 6.125% senior notes due 2026 of Stevens Holding Company, Inc., a wholly owned subsidiary of Altra (the “Altra Notes”). Interest Expense associated with the approximately $18.1 million aggregate principal amount of Altra Notes that remained outstanding following the closing of the Merger was not removed.
(ii)
Represents an adjustment to remove historical Interest Expense associated with the paydown of the Private Placement Notes.

(iii)
Represents an adjustment to recognize Interest Expense and the amortization of debt issuance costs associated with the Senior Notes. The Senior Notes were issued on January 24, 2023, therefore, the adjustment for the year ended December 31, 2023 reflects incremental Interest Expense for the period between the beginning of the period until the Senior Notes were issued.

(iv)
Represents an adjustment to recognize Interest Expense and the amortization of debt issuance costs associated with the upsized Term Facility. The Term Facility was upsized and drawn on in connection with the Merger on the Closing Date, therefore, the adjustment for the year ended December 31, 2023 reflects incremental Interest Expense for the period between the beginning of the period until the Term Facility was upsized and drawn upon. A sensitivity analysis on Interest Expense related to the Term Facility was performed to assess the effect that a change of 0.125% in the hypothetical interest rate would have on Interest Expense. A 0.125% increase or decrease in interest rate would result in a change in Interest Expense on the Term Facility of approximately $0.2 million for the period January 1, 2023 through March 27, 2023.

d.
Represents an adjustment to remove Interest Income associated with income earned on the investment of the remaining net proceeds of the Senior Notes for the period of January 1, 2023 through the Closing Date. Prior to the consummation of the Merger, Regal Rexnord used a portion of the proceeds to repay certain outstanding borrowings and invested the remaining net proceeds of approximately $3.6 billion in interest bearing accounts until the Closing Date. Regal Rexnord recognized $29.4 million in Interest Income for the period of January 1, 2023 through the Closing Date, which would not have been recognized if the Merger and the Debt Financing occurred on January 1, 2023.

e.
Represents an adjustment to record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 21.3% for the year ended December 31, 2023. The total effective tax rate of the combined company could be significantly different depending on the geographical mix of income and other factors. Because the tax rate used for the combined company unaudited pro forma condensed combined financial information is an estimate, it will likely vary from the actual rate in periods subsequent to the Merger and those differences may be material.

Note 5 — Transaction Costs
Regal Rexnord incurred certain nonrecurring charges in connection with the Merger which are reflected in its historical Consolidated Statement of Income (Loss) for the year ended December 31, 2023, which are not adjusted in the combined company unaudited pro forma condensed combined financial information. Regal Rexnord incurred $86.9 million of transaction-related costs in connection with the Merger, which includes legal and professional services and certain employee compensation costs, including severance and retention, that were recognized as Operating Expenses in the Company’s Consolidated Statements of Income (Loss) for the year ended December 31, 2023. For the year ended December 31, 2023, Regal Rexnord also incurred $15.7 million of share-based compensation expense related to the accelerated vesting of awards for certain former Altra employees. Altra incurred $2.2 million of transaction-related costs prior to the consummation of the Merger. Certain transaction related fees incurred by Altra of $50.2 million were fully contingent on the consummation of the Merger and as such, were not reflected in Regal Rexnord nor Altra’s historical consolidated statements of income during the year ended December 31, 2023, and were not reflected in the Combined Company Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the year ended December 31, 2023.

USE OF PROCEEDS
Neither we nor the Guarantors will receive any proceeds from the Exchange Offer. Any Old Notes that are properly tendered and exchanged pursuant to the Exchange Offer will be cancelled.

THE EXCHANGE OFFER
On January 24, 2023, we completed a private offering of $1,100,000,000 aggregate principal amount of 6.050% Senior Notes due 2026, $1,250,000,000 aggregate principal amount of 6.050% Senior Notes due 2028, $1,100,000,000 aggregate principal amount of 6.300% Senior Notes due 2030 and $1,250,000,000 aggregate principal amount of 6.400% Senior Notes due 2033 in a transaction that was not registered under the Securities Act. The Old Notes may not be reoffered, resold or otherwise transferred except pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedure specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. Accordingly, in connection with the offering of the Old Notes, we and the Guarantors entered into the Registration Rights Agreement in which we and the Guarantors agreed, among other things and on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) complete an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act no later than the Target Registration Date or (2) if such exchange offer is not consummated by such date, to file and keep effective for a specified period of time a shelf registration with respect to resales of the Old Notes. The Exchange Offer is being made pursuant to the Registration Rights Agreement.
For purposes of the information appearing under this caption “The Exchange Offer,” references to “Regal Rexnord Corporation,” “the Company,” “we,” “our,” “us” and similar references refer only to Regal Rexnord Corporation and not to its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.
Terms of the Exchange Offer; Period for Tendering Old Notes
On the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, we are offering to issue up to $1,100,000,000 aggregate principal amount of 6.050% Senior Notes due 2026, up to $1,250,000,000 aggregate principal amount of 6.050% Senior Notes due 2028, up to $1,100,000,000 aggregate principal amount of 6.300% Senior Notes due 2030 and up to $1,250,000,000 aggregate principal amount of 6.400% Senior Notes due 2033, in each case in exchange for a like aggregate principal amount of Old Notes of the corresponding series. We will accept for exchange Old Notes of any series which are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date unless we terminate the Exchange Offer. As used herein, the term Expiration Date means May 1, 2024 (which is the 20th business day following the date of this prospectus), except that if we, in our sole and absolute discretion, extend the period of time during which the Exchange Offer is open, Expiration Date shall mean the latest date to which the Exchange Offer has been extended. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not properly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the Letter of Transmittal and in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes of the corresponding series.
As of the date of this prospectus, $4.7 billion aggregate principal amount of Old Notes are outstanding. This prospectus, together with the Letter of Transmittal and related documentation, is first being sent on the date hereof to all registered holders of Old Notes whose names appear in the registry books maintained by the registrar for the Old Notes.
We expressly reserve the right, at any time and from time to time in our sole and absolute discretion, to extend the period of time during which the Exchange Offer is open by giving written notice of such extension to the registered holders of the Old Notes as described below, and to delay acceptance for exchange of any Old Notes. During any such extension or delay, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us.
We expressly reserve the right, in our sole and absolute discretion, to amend the Exchange Offer and, upon the occurrence of any of the conditions to the Exchange Offer specified under “— Conditions to the

Exchange Offer,” to not accept for exchange any Old Notes and to terminate the Exchange Offer. We will give prompt notice of any extension of the Exchange Offer, any such amendment that we determine, in our sole and absolute discretion, to constitute a material change in the Exchange Offer, and of any such termination to the Exchange Agent in writing, and to the registered holders of Old Notes in such manner as we may elect, which may include, without limitation, by means of a press release or other public announcement or by means of electronic notification through DTC’s procedures; provided that, in the case of any extension of the Exchange Offer, we will give registered holders of Old Notes such notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, and we are required to provide oral (promptly confirmed in writing) or written notice to the Exchange Agent before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.
Procedures for Tendering Old Notes
The tender to us of Old Notes by you as set forth in this prospectus and the Letter of Transmittal and our acceptance of such Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.
The Old Notes of each series currently are in book-entry form and represented by one or more Global Old Notes registered in the name of DTC or its nominee. You will not be entitled to receive Certificated Old Notes in exchange for your beneficial interest in Global Old Notes except under the limited circumstances described under “Book-Entry, Delivery and Form.” Accordingly, so long as your Old Notes are in book-entry form represented by one or more Global Old Notes, you must tender your Old Notes pursuant to DTC’s ATOP procedures and the other procedures described in this prospectus and the Letter of Transmittal.
So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, you need not deliver a signed Letter of Transmittal to the Exchange Agent so long as your Old Notes are tendered in accordance with DTC’s ATOP procedures and the Exchange Agent receives an Agent’s Message prior to 5:00 p.m., New York City time, on the Expiration Date. In all other cases, a Letter of Transmittal must be manually executed and delivered as described in this prospectus and the Letter of Transmittal.
If you wish to tender your Old Notes pursuant to the Exchange Offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date either:
•
a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

•
so long as your Old Notes are in book-entry form, an Agent’s Message.

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date either:
•
so long as your Old Notes are in book-entry form, a Book-Entry Confirmation; or

•
in the event certificated Notes are issued, the Certificated Old Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed Letter of Transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see “— Book-Entry Transfers.”
To receive confirmation of a tender of Old Notes, you should contact the Exchange Agent at the telephone number listed under “— Exchange Agent.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the Exchange Offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the Exchange Offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes.
If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the Exchange Offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the Exchange Offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the Letter of Transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.
If a holder completing a Letter of Transmittal tenders less than all of the Old Notes held by such holder, the tendering holder should indicate the aggregate principal amount of Old Notes it is tendering by filling in the applicable box of the Letter of Transmittal. All Old Notes properly delivered to the Exchange Agent in accordance with the requirements set forth in the Indenture will be deemed to have been tendered unless otherwise indicated.
The method of delivery (whether physical or electronic) of Old Notes, letters of transmittal, Agent’s Messages, Book-Entry Confirmations and all other required documents is at your risk and election, provided that Old Notes in book-entry form must be tendered through DTC’s ATOP procedures. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to ensure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date. You may request the broker, dealer, bank or other financial institution or nominee through which you may hold Old Notes to effect these transactions for you. No Letter of Transmittal, Old Notes or other documents should be sent to us.
Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:
•
by a holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal, or

•
for the account of an Eligible Institution (as defined below).

In the event that signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”).
When a Letter of Transmittal is signed by the registered holder or holders of the Old Notes being tendered, no endorsements of the certificates evidencing such Old Notes or separate bond powers are required. If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, in the name of a person other than such registered holder or holders, then such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.
If a Letter of Transmittal is signed by a person or persons other than the registered holder or holders, as the case may be, of the certificates evidencing the Old Notes being tendered, such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.
We in our sole and absolute discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any Old Notes not properly tendered and to not accept any Old Notes which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right, in our sole and absolute discretion, to waive any defects or irregularities or conditions of the Exchange Offer as to any Old Notes either before or after the expiration of the Exchange Offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Notes in the Exchange Offer). Our interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and instructions thereto) as to any particular tender of Old Notes or holder or beneficial owner thereof either before or after the expiration of the Exchange Offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we in our sole and absolute discretion may determine. We are not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Notes for exchange, or if any Old Notes, letters of transmittal, Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.
If any Letter of Transmittal, Old Note, bond powers or other instruments of transfer or other documents are signed by or on behalf of trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the Exchange Agent, proper evidence satisfactory to us and the Exchange Agent of their authority to so act must be submitted with the Letter of Transmittal.
Representations by Tendering Owners
By tendering Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things, (i) you are not our or any Guarantor’s “affiliate” (as defined in Rule 405 under the Securities Act), (ii) any New Notes you receive in the Exchange Offer will be acquired by you in the ordinary course of your business, (iii) you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iv) you are not a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, and (v) if you are a broker-dealer holding Old Notes acquired for your own account as a result of your market making or other trading activities, you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Notes you receive in exchange for such Old Notes pursuant to the Exchange Offer (provided, however, by so acknowledging and by delivering (or making available as aforesaid) a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act). For additional information, see “— Resales of New Notes” below and “Plan of Distribution.”
By tendering Old Notes, you will also acknowledge, represent and warrant to and agree with us that you have full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Notes tendered and to acquire New Notes issuable upon the exchange of such tendered Old Notes and that, if and when such Old Notes are validly tendered and accepted by us for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.
If you are unable to make these and other acknowledgements, representations, warranties and agreements in the Letter of Transmittal, or if you are participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the Exchange Offer, or if you are a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, you will not be permitted to exchange your Old Notes in the Exchange Offer and you will be subject to other consequences described below under “— Resales of New Notes.”
Acceptance of Old Notes for Exchange; Delivery of New Notes
We will accept, promptly after the expiration of the Exchange Offer, all Old Notes validly tendered and not properly withdrawn and, promptly after acceptance of the Old Notes, we will issue New Notes in an aggregate principal amount equal to the aggregate principal amount of Old Notes so accepted. For purposes of the Exchange Offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.
A holder of Old Notes accepted for exchange will receive New Notes of the corresponding series in an aggregate principal amount equal to the aggregate principal amount of such Old Notes. Persons who are the registered holders of the New Notes at the close of business on the record date for the first interest payment date following the consummation of the Exchange Offer will be entitled to receive interest accrued on the New Notes from and including the most recent date to which interest has been paid on the Old Notes to but excluding such first interest payment date; provided that, notwithstanding the foregoing, if such record date occurs prior to the consummation of the Exchange Offer, then the interest payable on the first interest payment date following the consummation of the Exchange Offer will instead be paid to the persons who were the registered holders of the Old Notes that were exchanged for such New Notes at the close of business on such record date. Interest will cease to accrue on Old Notes that are exchanged for New Notes of the corresponding series pursuant to the Exchange Offer and holders and beneficial owners of Old Notes will not be entitled to receive any payments in respect of accrued and unpaid interest on Old Notes that are exchanged for New Notes of the corresponding series except as described in the immediately preceding sentence.
In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:
•
certificates for such Old Notes or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent’s account at DTC,

•
a properly completed and duly executed Letter of Transmittal (with the signature on such Letter of Transmittal guaranteed by an Eligible Institution if the Letter of Transmittal so requires) or an Agent’s Message in lieu thereof, and

•
all other required documents.

Any Old Notes which have been tendered for exchange but which are not exchanged for any reason (including, without limitation, because the tender of those Old Notes has been properly withdrawn, because we do not accept those Old Notes for exchange or terminate the Exchange Offer, or if the tendering holders properly indicate that only a portion of the Old Notes being tendered are to be exchanged for New Notes), such Old Notes will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants), unless any such holders completed the box entitled “Special Delivery Instructions” in the Letter of Transmittal, in which case such Old Notes shall be returned to the person specified in such instructions, without cost to such holders, promptly after withdrawal of such Old Notes or expiration or termination of the Exchange Offer, as the case may be.
Book-Entry Transfers
For purposes of the Exchange Offer, the Exchange Agent will request that an account be established with respect to the Old Notes at DTC, unless the Exchange Agent has already established an account with DTC suitable for the Exchange Offer. Any financial institution that is a direct participant in DTC (a “participant”) may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer and by causing DTC to deliver an Agent’s Message and a Book-Entry Confirmation complying with the terms of the Exchange Offer to the Exchange Agent through DTC.

Any DTC participant wishing to tender Old Notes in the Exchange Offer (whether on its own behalf or on behalf of the beneficial owner of Old Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the Exchange Offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent a Book-Entry Confirmation of such book-entry transfer. The Book-Entry Confirmation of such book-entry transfer will include an Agent’s Message confirming that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Old Notes) to be bound by the Letter of Transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.
Withdrawal Rights
You may withdraw, no later than 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer, any Old Notes that you have tendered in the Exchange Offer. For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive, in the case of Old Notes tendered pursuant to DTC’s ATOP procedures, an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Notes or, in the case of Certificated Old Notes, if any, tendered by physical delivery, a written (which may be given by letter or telegram), electronic mail or facsimile notice of withdrawal at the address, electronic mail address or facsimile number set forth below under “— Exchange Agent,” in each case no later than 5:00 p.m., New York City time, on the Expiration Date. The notice of withdrawal must:
•
specify the name of the person having tendered the Old Notes to be withdrawn and, if different, the name of the registered holder of such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the name and DTC account number of the DTC participant that tendered such Old Notes),

•
identify the Old Notes to be withdrawn (including the CUSIP numbers and, in the case of Certificated Old Notes, the certificate numbers thereof) and principal amount of such Old Notes,

•
in the case of Old Notes tendered through DTC’s ATOP procedures, specify the name and account number at DTC to which your withdrawn Old Notes should be credited,

•
in the case of Certificated Old Notes physically delivered to the Exchange Agent, be signed by the same person and in the same manner as the original Letter of Transmittal, including any signature guarantees (or, in the case of Old Notes tendered by book-entry transfer, be signed by or transmitted on behalf of the same DTC participant that tendered such Old Notes), or be accompanied by evidence satisfactory to us and the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of those Old Notes,

•
contain a statement that the holder is withdrawing its election to have the Old Notes exchanged, and

•
if the Letter of Transmittal was executed by a person other than the registered holder, be accompanied by a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such registered holder.

The signature on a notice of withdrawal must be guaranteed by an Eligible Institution unless the applicable Old Notes were tendered by an Eligible Institution and the notice of withdrawal is being signed by the same Eligible Institution, and the signature on any such irrevocable proxy must be guaranteed by an Eligible Institution unless the signatory to such proxy is an Eligible Institution.
Properly withdrawn Old Notes may be retendered by following the procedures described under “— Procedures for Tendering Old Notes” above and in the Letter of Transmittal at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal and all other documents submitted and procedures followed in connection therewith will be determined by us in our sole and absolute discretion (which power may be delegated to the Exchange Agent), which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered and not properly withdrawn and are accepted by us.
Conditions to the Exchange Offer
Notwithstanding any other term of the Exchange Offer, the Exchange Offer will be subject to the condition that it does not violate any applicable law or any applicable interpretation of the staff of the SEC.
In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order suspending the effectiveness of the registration statement of which this prospectus is a part is threatened or in effect. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of such stop order.
No Guaranteed Delivery
There are no guaranteed delivery procedures available in connection with the Exchange Offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date.
No Appraisal or Dissenters’ Rights
Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.
Exchange Agent
We have appointed U.S. Bank Trust Company, National Association as the Exchange Agent for the Exchange Offer. All executed letters of transmittal, Certificated Old Notes (if any), and other documents must be delivered to the address or the facsimile number set forth below, except that Old Notes in book-entry form, Book-Entry Confirmations, Agent’s Messages, notices of withdrawal given through ATOP procedures and other electronic messages delivered through DTC must be delivered to the Exchange Agent through DTC’s systems and procedures. Questions, requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:
By First Class Mail:	By Facsimile Transmission:	By Courier or Overnight Delivery:
U.S. Bank Trust Company, National Association Attention: Specialized Finance 111 Fillmore Avenue – EP-MN-WS2N Saint Paul, Minnesota 55107-2292	(651) 466-7372 Attention: Specialized Finance Your fax cover sheet should provide a call-back number and request a call back, upon receipt.	U.S. Bank Trust Company, National Association Attention: Specialized Finance 111 Fillmore Avenue Saint Paul, Minnesota 55107-1402
To confirm by telephone or for information: (800) 934-6802
DELIVERY OF A LETTER OF TRANSMITTAL, NOTICE OF WITHDRAWAL, CERTIFICATED OLD NOTES (IF ANY) AND OTHER DOCUMENTS TO AN ADDRESS OR BY FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SHOWN ABOVE, AND ELECTRONIC DELIVERY OF OLD NOTES IN BOOK-ENTRY FORM, BOOK-ENTRY CONFIRMATIONS, AGENT’S MESSAGES, NOTICES OF WITHDRAWAL GIVEN THROUGH THE ATOP PROCEDURES AND OTHER ELECTRONIC DOCUMENTS TRANSMITTED TO THE EXCHANGE AGENT OTHER THAN THROUGH DTC’S SYSTEMS AND PROCEDURES, DOES NOT CONSTITUTE A VALID DELIVERY.

U.S. Bank Trust Company, National Association, in each of its capacities, including as Exchange Agent, assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or, accuracy, correctness, adequacy, or completeness of such information. The Exchange Agent will be entitled to those certain rights, privileges, immunities, indemnities, and protections, as more fully set forth in the Indenture and the Exchange Agent Agreement entered into by U.S. Bank Trust Company, National Association, and the Company.
We maintain (and may maintain) commercial relationships in the ordinary course of business with the Exchange Agent and its affiliates.
Fees and Expenses
We will pay the Exchange Agent’s customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket fees, costs, expenses and all other amounts incurred in connection with the provision of these services (including any and all indemnity amounts) and generally pay other registration expenses, including fees, costs, expenses, and all other amounts of the Trustee under the Indenture, SEC filing fees, and printing and distribution expenses. We will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will, however, upon written request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and documented out-of-pocket expenses incurred in mailing copies of this prospectus, the Letter of Transmittal and any related documents to beneficial owners of Old Notes.
Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and employees and by persons so engaged by us.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the transfer of Old Notes to us or upon our order pursuant to the Exchange Offer. If, however, New Notes and/or Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the tendered Old Notes, if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to us or upon our order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of the payment of such taxes or an exemption therefrom is not submitted to the Exchange Agent with the delivery of the applicable Letter of Transmittal to the Exchange Agent or, in the case of Old Notes in book-entry form, contemporaneously with the tender of such Old Notes, the amount of such transfer taxes will be billed to such tendering holder or we may refuse to accept the Old Notes tendered by such holder.
Accounting Treatment
We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs of the Exchange Offer will be expensed as they are incurred.
Consequences of Not Exchanging Old Notes
If you do not exchange your Old Notes for New Notes in the Exchange Offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any additional interest for registration defaults on your Old Notes and will not be entitled to any registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:

•
they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•
they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.
In addition, the Exchange Offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the Exchange Offer. See “Risk Factors — Risks Related to the Exchange Offer — If you choose not to exchange your Old Notes in the Exchange Offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”
Resales of New Notes
Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties (for example, Exxon Capital Holdings Corporation (May 13, 1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993)), we believe that, except as provided in the next sentence and in the succeeding paragraph, the New Notes you receive in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:
(1)
you are our or any Guarantor’s “affiliate” (as defined in Rule 405 under the Securities Act);

(2)
the New Notes you receive in the Exchange Offer will not be acquired by you in the ordinary course of your business; or

(3)
you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a Participating Broker-Dealer, you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge and agree that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes acquired as a result of market-making or other trading activities. However, by so acknowledging and delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A Participating Broker-Dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received for its own account in the Exchange Offer in exchange for Old Notes that it acquired for its own account as a result of market-making or other trading activities for a period ending on the earlier of (i) 90 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such Participating Broker-Dealer is no longer required to deliver a prospectus in connection with any resale or other transfer of New Notes acquired as a result of market-making or other trading activities (subject, in each case, to our right to suspend use of this prospectus under the circumstances described under “Plan of Distribution”), so long as such Participating Broker-Dealer has notified us by delivering a fully completed and executed Letter of Transmittal to the Exchange Agent at the address set forth above under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date in which such Participating Broker-Dealer indicates, by checking the appropriate box, that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”
If you fall into one or more of the categories set forth in clauses (1) through (3) of the second preceding paragraph, if you are participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the Exchange Offer, or if you are a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you will not be permitted to tender your Old Notes in the Exchange Offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and we will not be responsible for, or indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes received in the Exchange Offer as aforesaid, but only Participating Broker-Dealers will be entitled, subject to the limitations described above, to use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received in the Exchange Offer.
We have not entered into any arrangement or understanding with any person who will receive New Notes in the Exchange Offer to distribute those New Notes following the completion of the Exchange Offer, and we are not aware of any person that will participate in the Exchange Offer with a view to distribution (within the meaning of the Securities Act) of the New Notes to be received in the Exchange Offer.
We do not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in the circumstances described in the no action letters referred to above.

DESCRIPTION OF THE NEW NOTES
The following description is only a summary of certain terms of the New Notes, the Guarantees and the indenture. We urge you to read the indenture in its entirety because the indenture, and not this summary, defines your rights as a holder of the New Notes. You may request a copy of the indenture from us. See “Where You Can Find More Information” and “Incorporation by Reference.”
The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). We provide our definitions for the capitalized terms in this section that we otherwise do not define at the end of the relevant subsection. For purposes of this section, references to “we,” “us,” “our” and the “Company” refer to Regal Rexnord Corporation and not its Subsidiaries.
General
On, January 24, 2023, we issued $4.7 billion aggregate principal amount of Old Notes, all of which are outstanding as of the date of this prospectus. We will issue up to $4.7 billion aggregate principal amount of our New Notes in exchange for a like aggregate principal amount of our outstanding Old Notes in the Exchange Offer. Any Old Notes of each series that are exchanged for New Notes of the corresponding series pursuant to the Exchange Offer will be cancelled and, as a result, the aggregate principal amount of outstanding Notes will not increase as a result of the Exchange Offer. The Old Notes are, and the New Notes will be, issued under an indenture, dated as of January 24, 2023, among us, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as amended, supplemented or otherwise modified (the “base indenture”), including by the supplemental indenture dated as of March 27, 2023, among the Company, the Guarantors and the trustee (the “supplemental indenture,” and, together with the base indenture, the “indenture”). The New Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The New 2026 Notes will accrue interest at a rate of 6.050% per annum, the New 2028 Notes will accrue interest at a rate of 6.050% per annum, the New 2030 Notes will accrue interest at a rate of 6.300% per annum and the New 2033 Notes will accrue interest at a rate of 6.400% per annum, in each case, subject to adjustment as described below under “— Interest Rate Adjustment.” Interest on the New 2026 Notes and the New 2030 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2024, to the persons who are registered holders of such New Notes at the close of business on February 1 and August 1 of each year immediately preceding such interest payment dates, except that interest payable at maturity will be paid to the same persons to whom principal of such New Notes is payable. Interest on the New 2028 Notes and the New 2033 Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2024 (each of the interest payment dates referred to in this paragraph being an “interest payment date”), to the persons who are registered holders of such New Notes at the close of business on April 1 and October 1 of each year immediately preceding such interest payment dates, except that interest payable at maturity will be paid to the same persons to whom principal of such New Notes is payable. The New Notes of each series will accrue interest from the most recent date to which interest has been paid or provided for on the Old Notes of the corresponding series.
Interest on each series of New Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest period relating to an interest payment date (including the maturity date) on the New 2026 Notes and New 2030 Notes shall be the period from, and including, the most recent preceding New 2026 Notes and New 2030 Notes interest payment date (or, in the case of the first interest period, the most recent date to which interest has been paid or provided for on the Old Notes of the corresponding series) to, but excluding, the relevant New 2028 Notes and New 2033 Notes interest payment date. The interest period relating to an interest payment date (including the maturity date) on the New 2028 Notes and New 2033 Notes shall be the period from, and including, the most recent preceding New 2028 Notes and New 2033 Notes interest payment date (or, in the case of the first interest period, the most recent date to which interest has been paid or provided for on the Old Notes of the corresponding series) to, but excluding, the relevant New 2026 Notes and New 2030 Notes interest payment date.

All payments on the New Notes, including principal, premium, if any, and interest will be payable at the corporate trust office of the trustee, as paying agent as set forth in the indenture.
If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest may be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after that interest payment date, maturity date or redemption date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any New Note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York, New York or the city where the corporate trust office of the trustee is located at such time are required or authorized by law to close.
We reserve the right, from time to time, without the consent of the holders of any series of the New Notes, to issue additional New Notes of any such series on terms and conditions substantially identical to those of the New Notes of such series, so that such additional New Notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the New Notes of such series. The terms of the New Notes do not limit our ability to incur additional indebtedness. The terms of the New Notes do not necessarily afford holders of New Notes protection in the event of a highly leveraged transaction or other transaction involving us that may adversely affect holders.
The New Notes will not be subject to, and will not have the benefit of, any sinking fund.
Interest Rate Adjustment
The interest rate payable on each series of Notes will be subject to adjustment from time to time if either Moody’s or S&P downgrades (or subsequently upgrades) the debt rating applicable to the Notes of a series (a “rating”) or, if either Moody’s or S&P ceases to rate the Notes of that series or fails to make a rating of the Notes of that series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s or S&P (a “substitute rating agency”), downgrades (or subsequently upgrades), or discontinues, a rating of the Notes of that series as set forth below.
If the rating from Moody’s (or a substitute rating agency therefor) applicable to the Notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of such series will increase from those set forth on the cover page of this prospectus by the percentage set forth in the following table opposite that rating:
Rating	Percentage
Ba1	25 basis points
Ba2	50 basis points
Ba3	75 basis points
B1 or below	100 basis points
If the rating from S&P (or a substitute rating agency therefor) applicable to the Notes of a series is decreased to a rating set forth in the immediately following table, the interest rate on the Notes of such series will increase from those set forth on the cover page of this prospectus by the percentage set forth in the following table opposite that rating:
Rating	Percentage
BB	25 basis points
BB-	50 basis points
B+	75 basis points
B or below	100 basis points
If Moody’s or S&P (or, in either case, a substitute rating agency therefor) subsequently increases its rating applicable to the Notes of a series to any of the threshold ratings set forth above, the interest rate on the Notes of such series will be decreased such that the interest rate for the Notes of such series equals the applicable interest rate set forth on the cover page of this prospectus plus the percentage set forth opposite the ratings from the tables above in effect immediately following the increase. Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for any series of the Notes be reduced to below the interest rate set forth for such series of Notes on the cover page of this prospectus or (2) the total increase in the interest rate on any series of the Notes exceed 2.00% above the interest rate set forth for such series on the cover page of this prospectus. If Moody’s (or a substitute rating agency therefor) increases its rating applicable to the Notes of such series to Baa2 or higher and S&P (or a substitute rating agency therefor) increases its rating applicable to the Notes of such series to BBB or higher (or one of these ratings if the Notes are only rated by one rating agency), the interest rate on such series of Notes will remain at, or be decreased to, as the case may be, the interest rate for such series of the Notes set forth on the cover page of this prospectus (and if one such upgrade occurs and the other does not, the interest rate on the Notes of such series will be decreased so that it does not reflect any increase attributable to the upgrading ratings agency), and no subsequent downgrades in a rating shall result in an adjustment of the interest rates on the Notes of such series as provided herein.
If at any time Moody’s or S&P (or, in either case, a substitute rating agency therefor) ceases to provide a rating of the Notes of a series for reasons outside of our control, we will use our commercially reasonable efforts to obtain a rating of such series of Notes from a substitute ratings agency, to the extent one exists, and if a substitute ratings agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes of a series pursuant to the tables above (1) such substitute ratings agency will be substituted for the ratings agency which has since ceased to provide such rating, (2) the relative rating scale used by such substitute ratings agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute ratings agency, such ratings will be deemed to be the equivalent ratings used by the ratings agency which has since ceased to provide such rating in such table and (3) the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such substitute ratings agency in the applicable table above (taking into account the provisions of clause (2) above), plus any applicable percentage resulting from a decreased rating by the other ratings agency.
If either Moody’s or S&P (or, in either case, a substitute rating agency therefor) ceases to provide a rating of the Notes of a series and we have not replaced such rating agency with a substitute rating agency in accordance with the previous paragraph, the interest rate on the Notes of such series will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes of such series on the date of their initial issuance plus twice any applicable percentage resulting from a decreased rating by the other ratings agency. Any subsequent increase or decrease in the interest rates of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rates of the Notes shall be made solely as a result of either Moody’s or S&P (or, in either case, a substitute rating agency therefor) ceasing to provide a rating of the Notes of a series. If both Moody’s and S&P (or, in either case, a substitute rating agency therefor) cease to provide a rating, and no substitute rating agency has provided a rating, the interest rates on the Notes of such series will increase to, or remain at, as the case may be, 2.00% above the applicable interest rate set forth on the cover page of this prospectus.
Any interest rate increase or decrease, as described above, will take effect from the first day of the interest period commencing after the date on which a rating change occurs that requires an adjustment in the interest rates. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Notes of a series more than once during any particular interest period, the last change by such agency during such interest period will control for purposes of any interest rate increase or decrease with respect to the Notes of such series described above relating to such rating agency’s action.
If the interest rate on the Notes of any series is increased or subsequently decreased as described above, the term “interest,” as used with respect to the Notes of such series, will be deemed to include any applicable additional interest unless the context otherwise requires.

Guarantees
The obligations of the Company under the New Notes and the indenture will be, jointly and severally, unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by each existing and future Subsidiary of the Company that is a borrower or guarantor under the Senior Credit Facilities (any such Subsidiary that Guarantees the New Notes, until such Guarantee is released in accordance with the terms of the indenture, a “Guarantor”). Each Guarantor will jointly and severally guarantee, on a senior unsecured basis, our obligations under the New Notes. The obligations of each Guarantor under its Guarantee are designed to be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, will be expressly limited to the maximum amount that such Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. In addition, if a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the New Notes — Fraudulent conveyance laws may void the New Notes and/or the Guarantees or subordinate the New Notes and/or the Guarantees.”
Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Not all of our Subsidiaries will guarantee the New Notes. Furthermore, newly created or acquired Subsidiaries will be required to guarantee the New Notes only under the circumstances described in “— Certain Covenants — Future Guarantors.” For fiscal 2023, the Non-Guarantor Subsidiaries would have represented 53% of our total net sales, 62% of our total current assets and 47% of our total current liabilities (including debt and trade payables, but excluding intercompany liabilities), all of which would be structurally senior to the New Notes.
The Guarantee of a Guarantor will be automatically and unconditionally released and discharged:
(1)
upon the sale or other disposition (including by way of consolidation or merger) of a Guarantor;

(2)
upon the sale or disposition of all or substantially all the assets of a Guarantor;

(3)
at such time as such Guarantor no longer is a borrower or guarantor under the Senior Credit Facilities;

(4)
upon the defeasance of the New Notes or the discharge of the Company’s obligations under the indenture in accordance with the terms thereof, in each case as provided under “— Satisfaction and Discharge” and “— Defeasance”;

(5)
as described under “— Modification of Indenture; Waiver”;

(6)
at the Company’s request following a Termination Event; or

(7)
upon the liquidation or dissolution of such Guarantor provided that no default or event of default has occurred and is continuing under the indenture.

In the case of clauses (1) or (2), other than to the Company or a Subsidiary of the Company and as permitted by the indenture and in the case of (3), in the event that any released Guarantor thereafter would be required to provide a Guarantee under the covenant described under “— Certain Covenants — Future Guarantors,” such former Guarantor will again provide a Guarantee. See “— Certain Covenants — Future Guarantors.”
At the Company’s written request and expense, the trustee will promptly execute and deliver an instrument proposed by the Company evidencing such release.

Ranking
The New Notes and the Guarantees will be the Company’s and the Guarantors’ senior unsecured obligations and will:
•
rank equally in right of payment with all existing and future senior indebtedness of the Company and the Guarantors, including the Senior Credit Facilities;

•
rank senior in right of payment to all future subordinated indebtedness of the Company and the Guarantors;

•
be effectively subordinated to all existing and future secured indebtedness of the Company and the Guarantors, to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to all existing and future liabilities (including trade payables) of any Non-Guarantor Subsidiaries.

As of December 31, 2023:
•
we had approximately $6,434.5 million of total indebtedness (including the Old Notes);

•
of our total indebtedness, we had approximately $7.1 million of secured indebtedness, to which the New Notes and the Guarantees thereto would have been effectively subordinated to the extent of the value of the assets securing such indebtedness;

•
we had commitments available to be borrowed under the Revolving Credit Facility of up to $1,471.9 million; and

•
our Non-Guarantor Subsidiaries would have had approximately $1,286.6 million of total liabilities (including debt and trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the New Notes and the Guarantees thereto.

The indenture does not limit the amount of additional unsecured indebtedness or other liabilities that the Company and its Subsidiaries may incur, and the amount of any such indebtedness could be substantial. Subject to the limitations set forth in the covenant described under “— Certain Covenants — Limitations on Liens,” such indebtedness may also be secured indebtedness.
A substantial portion of our operations is conducted through our Subsidiaries. Guarantees may be released under certain circumstances, as described under “— Guarantees” above. In addition, our future Subsidiaries will only be required to guarantee the New Notes under the circumstances described under the caption “— Certain Covenants — Future Guarantors.” Claims of creditors (including trade creditors) of any Non-Guarantor Subsidiaries and joint ventures, and claims of preferred stockholders of such Non-Guarantor Subsidiaries and joint ventures, generally will have priority with respect to the assets and earnings of such Non-Guarantor Subsidiaries and joint ventures over the claims of creditors of the Company and the Guarantors, including holders of the New Notes and the Guarantees. Accordingly, the New Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Non-Guarantor Subsidiaries and joint ventures.
Optional Redemption
The New 2026 Notes, at any time prior to their maturity date, the New 2028 Notes, at any time prior to the date that is one month prior to their maturity date, the New 2030 Notes, at any time prior to the date that is two months prior to their maturity date, and the New 2033 Notes, at any time prior to the date that is three months prior to their maturity date (each such date, a “Par Call Date”), will be redeemable, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points, in the case of the New 2026 Notes, 40 basis points, in the case of the New 2028 Notes, 45 basis points, in the case of the New 2030 Notes, and 45 basis points, in the case of the New 2033 Notes, less (b) interest accrued on such Notes to the date of redemption; and
(2)
100% of the principal amount of the relevant series of Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, to, but excluding, the redemption date.
On or after the applicable Par Call Date, we may redeem the Notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, to, but excluding, the applicable redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among those two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the trustee nor any paying agent shall have any obligation to calculate any redemption price or any component thereof in respect of the Notes and the trustee and each paying agent shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by us that specifies any redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least ten days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice may, in our discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing or other corporate transaction; provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied by the date of redemption (including as it may be postponed).
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Notes as described under “— Optional Redemption,” we will be required to offer to purchase from each holder of the Notes all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global notes, send electronically), a notice to each holder of the Notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent electronically, as applicable, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or sent electronically, as applicable, prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the aggregate payment in respect of all Notes (or portions of Notes) properly tendered and not properly withdrawn pursuant to the Change of Control Offer; and

•
deliver or cause to be delivered to the trustee the Notes properly accepted for purchase, together with an officer’s certificate stating the aggregate principal amount of Notes (or portions of Notes) being purchased.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry)

to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of such conflict.
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.
For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:
“Below Investment Grade Rating Event” means, with respect to any series of the Notes, the rating on such Notes is (i) lowered by at least two of the three Rating Agencies and (ii) such Notes are rated below an Investment Grade rating by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes of such series below Investment Grade or (y) publicly announces that it is no longer considering such series of Notes for possible downgrade); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).
“Capital Stock” means:
(1)
in the case of a corporation, corporate stock;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“Change of Control” means the occurrence of any one of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our Subsidiaries;

(2)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or of such other person is converted into or exchanged for cash, securities or other property other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction, which transaction shall not constitute a Change of Control; or

(4)
the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.
The trustee shall have no duty or responsibility to monitor or determine whether a Change of Control Triggering Event occurs.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Fitch” means Fitch, Inc., and any successor to its rating agency business.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by Fitch or S&P (or their respective equivalents under any successor rating categories of either Fitch or S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, any “nationally recognized statistical rating organization,” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be, with respect to making a rating of the Notes.
“S&P” means S&P Global Ratings, and any successor to its rating agency business.
“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to purchase such holder’s Notes as a result of a sale, lease, transfer conveyance or other disposition of less than all of our assets and those of our Subsidiaries taken as a whole to another “person” may be uncertain.

Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under our Senior Credit Facilities. In addition, certain events that may constitute a change of control under our Senior Credit Facilities and cause a default under that agreement will not constitute a Change of Control or a Change of Control Triggering Event under the indenture. Our future indebtedness or that of our Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control or a Change of Control Triggering Event. Moreover, the exercise by the holders of Notes of their right to require us to repurchase the Notes following a Change of Control in connection with a Change of Control Triggering Event could cause a default under the Notes, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
Holders will not be entitled to require us to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control Triggering Event. We may nonetheless incur significant additional indebtedness in connection with such a transaction.
Certain Covenants
Effectiveness of Covenants
If on any date: (a) the Company achieves a corporate or similar rating of BBB or better by S&P and Baa2 or better by Moody’s, (b) no default has occurred and is continuing under the indenture and (c) the Company delivers to the trustee an officers’ certificate certifying to the matters specified in clauses (a) and (b) of this sentence as of the date of such certificate (the occurrence of the events described in the foregoing clauses (a), (b) and (c) being collectively referred to as a “Termination Event”), then, beginning on such date and continuing at all times thereafter, the Company and its Subsidiaries will no longer be subject to the covenant described under the heading “— Future Guarantors” and the Guarantees will be released if requested by the Company as described in clause (6) under “— Guarantees” above.
There can be no assurance that the Notes will ever achieve or maintain applicable ratings.
Limitations on Liens
So long as any Notes are outstanding, we will not, and we will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed (“Debt”) secured by any mortgage or other security interest (a “Mortgage”) on any of our Principal Property or of our Subsidiaries or any shares of stock or Debt of any Subsidiaries which own a Principal Property, without concurrently securing the Notes equally and ratably with such Debt so long as such Debt shall be so secured. This restriction does not apply to Debt secured by: (1) our Mortgages or Mortgages of our Subsidiaries existing at the time of the indenture; (2) Mortgages on property of, or on any shares of stock of, any corporation existing at the time it becomes a Subsidiary; (3) Mortgages on our property or on property or shares of stock of a Subsidiary (a) existing at the time of acquisition thereof (including acquisition through merger or consolidation), (b) to secure the payment of all or any part of the purchase price or construction, development or improvement cost thereof or (c) to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or the completion of any construction, development or improvement and commencement of full operation of such property for the purpose of financing all or any portion of the purchase price or construction, development or improvement cost thereof; (4) Mortgages in favor of us or any Subsidiary; (5) Mortgages in favor of the United States of America, any state or any subdivision, department, agency or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or law; (6) Mortgages arising from conditional sales agreements or title retention agreements with respect to property acquired by us or any Subsidiary; (7) mechanics’, carriers’, warehouses’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith; (8) Mortgages for taxes, assessments or governmental charges or liens not yet delinquent or security interests for taxes, assessments or governmental charges or levies already delinquent but which are being contested in good faith;

(9) Mortgages arising in connection with legal proceedings, including judgment liens, so long as the proceedings are being contested in good faith and, in that case of judgment liens, the execution has been stayed; (10) landlords’ liens in fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; (11) Mortgages by reason of deposits to qualify us or a Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of, or comply with, laws; (12) Mortgages to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (13) easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business; (14) leases and subleases of real property in the ordinary course of business (for the avoidance of doubt, excluding sale and leaseback transactions); (15) Mortgages arising by operation of law in favor of purchasers in connection with the sale of an asset; or (16) extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in (1) through (15), provided that the principal amount of the Debt secured thereby does not exceed the principal amount outstanding immediately prior to the extension, renewal or refunding and that such mortgage is limited to the property or shares of stock which, immediately prior to the extension, renewal or refunding, secured the Debt and additions to the property.
Notwithstanding the limitations on liens described above, we or any Subsidiary may incur, issue, assume or guarantee any Debt secured by a Mortgage on any of our Principal Property or of our Subsidiaries or any shares of stock or Debt of any Subsidiary, in addition to that permitted above and without any obligation to secure the Notes, provided that at the time of such incurrence, issuance, assumption or guarantee of such Debt, and after giving effect thereto, Exempted Debt, in the aggregate, does not exceed 15% of our and our Subsidiaries’ Consolidated Net Tangible Assets, taken as a whole.
Limitation on Sale and Leaseback
So long as any Notes are outstanding, we will not, and we will not permit any Subsidiary to, sell and leaseback for more than three years any of our Principal Property or of any Subsidiary acquired, constructed or placed into service more than 365 days before such lease arrangement, other than leases between us and a Subsidiary or only between Subsidiaries. This restriction does not apply if (a) we or such Subsidiary would be entitled as described in “— Limitations on Liens” above to incur Debt secured by a Mortgage on such Principal Property in a principal amount equivalent to the Attributable Debt in respect of such arrangement without equally and ratably securing the Notes or (b) we retire Funded Debt or cause Funded Debt to be retired equal to the greater of the net proceeds of such sale or the fair market value of the Principal Property to be subject to such arrangement.
Notwithstanding the limitations on sale and leaseback transactions described above, we or any Subsidiary may enter into a sale and leaseback transaction of any of our Principal Property or of any Subsidiary in addition to that permitted above and without any obligation to retire any Notes or other indebtedness referred to above, provided that at the time of entering into such sale and leaseback transaction and after giving effect thereto, Exempted Debt, in the aggregate, does not exceed 15% of our and our Subsidiaries’ Consolidated Net Tangible Assets, taken as a whole.
Future Guarantors
Initially, each of the Company’s Subsidiaries that is a guarantor or obligor under the Senior Credit Facilities will fully and unconditionally guarantee the New Notes on a senior unsecured basis. Following the initial issue date of the New Notes, the Company will cause each Subsidiary of the Company that is a borrower or guarantor under the Senior Credit Facilities, to, within 60 days of the incurrence of such guarantee, execute and deliver to the trustee a supplemental indenture in accordance with the terms and conditions of the indenture pursuant to which such Subsidiary of the Company will Guarantee payment of the New Notes on the same terms and conditions as those set forth in the indenture; provided that such Guarantee may be subject to limitations or other terms that are substantially similar to those applicable to the obligation giving rise to the obligation to provide a Guarantee of the New Notes. Notwithstanding the preceding, any Guarantee that is incurred pursuant to this paragraph may be released in the circumstances described under “— Guarantees.”

Certain Definitions
“Attributable Debt” means, as to any particular lease under which any person (as defined in the indenture) is at the time liable, at any date as of which the amount thereof is to be determined, the present value of rent required to be paid by such person under such lease during the remaining term thereof (without regard to any renewals or extensions), discounted at the rate of interest set forth or implicit in the terms of the lease.
“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any liabilities constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the most recent consolidated balance sheet of us and our consolidated Subsidiaries and computed in accordance with GAAP.
“Exempted Debt” means the sum of the following items outstanding as of the date Exempted Debt is being determined: (1) indebtedness of us and our Subsidiaries incurred after the date of the indenture and secured by Mortgages created or assumed pursuant to the second paragraph under “— Limitations on Liens” above; and (2) Attributable Debt of us and our Subsidiaries in respect of every sale and leaseback transaction entered into after the date of the indenture and pursuant to the second paragraph under “— Limitation on Sale and Leaseback” above.
“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined, or having a maturity of less than 12 months from the date as of which the amount thereof is to be determined but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.
“GAAP” means generally accepted accounting principles in the United States, as in effect on the date Notes are first issued.
“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor.
“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or warehousing, or as an assembly plant or distribution facility, and, in each case, located in the United States of America, owned or leased by us or any Subsidiary. The term “Principal Property” does not include any of the above referenced property (a) that is financed through the issuance of tax exempt governmental obligations or (b) that our board of directors determines is not materially important to the total business of us and our Subsidiaries.
“Senior Credit Facilities” means debt facilities under the Second Amended and Restated Credit Agreement, dated as of March 28, 2022, among the Company, Land Newco, Inc., the subsidiary borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto, as amended, extended, renewed, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing such indebtedness.
“Subsidiary” means, with respect to any person, a corporation, partnership, limited liability company or other entity of which such person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.
Events of Default
Event of default means, with respect to any series of Notes, any of the following:
•
default in the payment of any interest on any Notes of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•
default in the payment of principal of, or premium on, any Notes of that series;

•
default on any indebtedness for money borrowed by the Company or a Subsidiary in excess of $100,000,000 principal amount that results in the acceleration of such indebtedness prior to its maturity, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 30 days after written notice to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the Notes then outstanding;

•
default in the performance or breach of any other covenant or warranty by us in the indenture or any board resolution, supplemental indenture or officer’s certificate with respect to such series and the related Guarantee (other than a covenant or warranty that has been included in the indenture or board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of Notes other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding Notes of that series as provided in the indenture;

•
a Guarantee ceases to be, or shall be asserted in writing by the Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture; and

•
certain events of bankruptcy, insolvency or reorganization of our Company or any Guarantor.

If an event of default with respect to the Notes (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the trustee (only if a responsible officer of the trustee has received written notice or has actual knowledge of such event of default) or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to us, and to the trustee if notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If a bankruptcy, insolvency or reorganization default occurs with respect to us or a Guarantor, the principal of, premium, if any, and accrued interest on all of the Notes issued under the indenture will become immediately due and payable without any declaration or other act of the trustee or the holders.
At any time after a declaration of acceleration with respect to the Notes has been made, the holders of a majority in aggregate principal amount of the Notes may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to the Notes, other than the non-payment of principal and interest, if any, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.
Any waiver will be deemed to cure the default or event of default to which the waiver relates.
Subject to the terms of the indenture, if an event of default occurs and is continuing with respect to the Notes, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the Notes, unless such holders have offered the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. The holders of a majority in principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Notes, provided that:
•
it is not in conflict with any law or the indenture;

•
the trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

•
the trustee may refuse to follow any direction that the trustee determines may be unduly prejudicial to the rights of the holders not involved in the proceeding or that may involve the trustee in personal liability.

A holder of Notes will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies, if:
•
the holder has given written notice to the trustee of a continuing event of default with respect to the Notes;

•
the holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request therefor;

•
such holder or holders provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee has not complied with the request within 60 days after receipt of the request, and the offer and provision of security or indemnity; and

•
during such 60-day period, the holders of a majority in aggregate principal amount of the Notes then outstanding have not given the trustee a direction inconsistent with the request.

These limitations do not apply to a suit instituted by a holder of Notes if we default in the payment of the principal of, premium, if any, or interest on the Notes.
Satisfaction and Discharge
Upon our written direction, the indenture will cease to be of further effect with respect to the Notes of any series, subject to the survival of specified provisions of the indenture, when either: (i) all of the Notes of such series, subject to exceptions, have been delivered to the trustee for cancellation; or (ii) all of the Notes of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee money and/or government obligations in an amount sufficient to pay the entire indebtedness of the Notes of such series, including the principal, premium, if any, interest, if any, to the date of the deposit, if such Notes have become due and payable, or to the maturity or redemption date of such Notes, as the case may be.
Defeasance
Legal Defeasance.   The indenture provides that, in certain circumstances, we and the Guarantors may be discharged from any and all obligations with respect to the Notes of any series (except for certain obligations to register the transfer or exchange of Notes, to replace stolen, lost or mutilated Notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We and the Guarantors will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the Notes of that series.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service (“IRS”) a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, upon compliance with certain conditions, we and the Guarantors may be released from our and their obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the Notes of the applicable series.
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the Notes of the applicable series; and
•
delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the Notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Consolidation, Merger and Sale of Assets
We may not merge or consolidate with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any person, unless:
•
either (i) the transaction is a merger or consolidation and we are the surviving entity or (ii) the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity and the successor or transferee assumes our obligations under the Notes and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

•
immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•
an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of any such transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the Notes and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture, and (except in the case of a lease) when such successor or transferee duly assumes all of our obligations under the Notes and the indenture, we will be relieved from all such obligations.
Same-day Settlement and Payment
The Notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the Notes in definitive form. DTC will therefore require secondary market trading activity in the Notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.
Additional Notes
We may from time to time, without notice to or the consent of the registered holders of the Notes of any series, create and issue additional notes of any such series having the same terms as, and ranking equally and ratably with, the Notes of such series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional notes, or, in some cases, the first payment of interest following the issue date of such additional notes), so that the additional notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes of such series; provided that if any such additional notes are not fungible with the applicable series of Notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers and/or ISINs.
We may at any time and from time to time purchase Notes in the open market or otherwise.
Modification of Indenture; Waiver
We and the trustee may amend or modify the indenture without the consent of any holder of Notes of the series affected by the modifications or amendments in order to:
•
cure any omission, mistake, defect, inconsistency or ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained therein, or to conform the provisions of the indenture to this “Description of the New Notes” as evidenced by an officer’s certificate;
•
provide for uncertificated Notes in addition to or in place of certificated Notes;

•
provide for the assumption of our obligations by a successor, in the case of a merger or consolidation, or transferee, in the case of a sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, and our discharge upon such assumption, as applicable, provided that the requirements described under “Consolidation, Merger and Sale of Assets” are complied with;

•
make any change that would provide any additional rights or benefits to the holders of all or any series of Notes or that does not adversely affect the rights under the indenture of any holder in any material respect;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

•
provide for the issuance of and establish the form and terms and conditions of additional notes as permitted by the indenture;

•
add guarantees with respect to the Notes of any series, including any Guarantees, or to provide security for the Notes of any series;

•
to release a Guarantor from its Guarantee when permitted by the terms of the indenture; or

•
evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the Notes of one or more series and add to or change any of the provisions of the indenture as would be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

Other amendments and modifications of the indenture or the Notes issued may be made with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes of the affected series, and our compliance with any provision of the indenture with respect to the Notes may be waived by written notice to the trustee by the holders of a majority in aggregate principal amount of the outstanding Notes of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:
•
reduce the principal amount, any premium or change the stated maturity of any Notes or alter or reduce the amount payable upon the redemption or repurchase of Notes;

•
reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest or additional interest, on any Notes;

•
waive a default or event of default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

•
make the principal of or premium, if any, or interest on any Notes payable in currency other than that stated in the Notes;

•
change any place of payment where the Notes or interest thereon is payable;

•
make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the Notes to receive payments of principal of or premium, interest, if any, on the Notes and to institute suit for the enforcement of any such payments;

•
make any change in the amendment and waiver provisions listed above; or

•
reduce the percentage in principal amount of any Notes, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past defaults.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Notes of an affected series may, on behalf of the holders of all Notes of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the Notes of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of such series may, on behalf of the holders of all the Notes of such series, waive any past default under the indenture with respect to such Notes and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the Notes of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Notes of the affected series.
No Personal Liability of Incorporators, Stockholders, Officers, Directors or Members
The indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the Company or any Guarantor in the indenture or any supplemental indenture thereto, or in any of the Notes or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of the Company or any Guarantor or of any predecessor or successor entity of the Company or any Guarantor under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the Notes, waives and releases all such liability.
Regarding the Trustee
U.S. Bank Trust Company, National Association is the trustee under the indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes. U.S. Bank Trust Company, National Association, in each of its capacities, including as trustee, registrar, and paying agent assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy, correctness, adequacy, or completeness of such information. Each of the trustee, registrar, and paying agent will be entitled to those certain rights, privileges, immunities, indemnities, and protections, as more fully set forth in the indenture.
The trustee, other than when an event of default with respect to the Notes has occurred and is continuing and a responsible officer of the trustee has received written notice or has obtained actual knowledge of such event of default, will undertake to perform only such duties as are specifically set forth in the indenture, and no duties shall be implied. Upon the occurrence and continuation of an event of default with respect to the Notes that a responsible officer of the trustee has received written notice or has obtained actual knowledge of such event of default, the trustee shall exercise the rights and powers vested in it by the indenture and will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of Notes unless it is offered indemnity or security satisfactory to the trustee against the losses, liabilities and expenses that it might incur. The trustee is not required to expend or risk its own funds or incur any liability.
We maintain (and may maintain) commercial relationships in the ordinary course of business with the trustee and its affiliates.
Paying Agents and Payment
Payment of interest on the Notes on any interest payment date will be made to the person in whose name such Notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of such interest.
Principal of, premium or additional interest, if any, and interest on the Notes will be payable at the office of the paying agents designated by us, except that premium and additional interest, if any, and interest payments may be made by check mailed to the holder. We will be required to maintain a paying agent in each place of payment for the Notes.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of, or premium or additional interest, if any, or interest on the Notes which remains unclaimed at the end of two years after the principal, premium or additional interest, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the Notes may look only to us for payment of those amounts.
Governing Law
The indenture is, and the New Notes and the Guarantees thereto will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF REGISTRATION RIGHTS AGREEMENT
The following summary describes the material terms and provisions of the Registration Rights Agreement. This description is qualified in its entirety by reference to the terms and conditions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.
In connection with the issuance of the Old Notes, we, the Guarantors and the initial purchasers of the Old Notes entered into the Registration Rights Agreement with respect to the Old Notes. In the agreement, we and the Guarantors agreed, for the benefit of the holders of the Old Notes, to use our commercially reasonable efforts to (1) cause to be filed with the SEC an exchange offer registration statement on an appropriate registration form with respect to an offer to (i) exchange the Old Notes for New Notes having substantially identical terms as the Old Notes of the corresponding series and evidencing the same indebtedness as the Old Notes of the corresponding series (except that the New Notes will be registered under the Securities Act and will not be subject to restrictions on transfer or contain provisions relating to additional interest payable upon a registration default, will bear different CUSIP numbers than the Old Notes, will not entitle their holders to registration rights and will be subject to terms relating to book-entry procedures and administrative terms relating to transfers that differ from those of the Old Notes, as discussed below) and (ii) exchange the Guarantees related to the Old Notes for registered Guarantees related to the New Notes having substantially the same terms as the Old Notes’ Guarantees, and (2) cause such registration statement to be declared effective under the Securities Act and remain effective for a period ending on the earlier of (i) 120 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which no Participating Broker-Dealer is required to deliver a prospectus in connection with market-making or other trading activities (as such period may be extended pursuant to the terms of the Registration Rights Agreement).
We will accept for exchange Old Notes of any series which are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date, unless we terminate the Exchange Offer. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not properly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the Letter of Transmittal and in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes of the corresponding series. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor.
Each holder of Old Notes that participates in the Exchange Offer will be required to make the representations specified in this prospectus in “Exchange Offer — Representations by Tendering Owners.”
We will use our commercially reasonable efforts to complete the Exchange Offer promptly after the registration statement of which this prospectus is a part becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the New Notes will generally be freely transferable after the Exchange Offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the New Notes.
Old Notes of any series not tendered in the Exchange Offer will bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to additional interest for registration defaults described below) after the consummation of the Exchange Offer.
In the event that we determine that a registered exchange offer is not available or may not be completed because it would violate any applicable law or applicable interpretations of the staff of the SEC, or, if for any reason, an exchange offer is not completed by the Target Registration Date, or, in certain circumstances, upon written request from a holder of Old Notes, we will use our commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Old Notes, and to keep that shelf registration statement effective until the earliest of (A) the time when any such Old Notes covered by the shelf registration statement can be sold pursuant to Rule 144 without any limitations by non-affiliates of ours under clause (d) of Rule 144, (B) the date on which all such Old Notes are disposed of in accordance with the shelf registration statement and (C) one year after its original effective date. We and the Guarantors will, in the event of such a shelf registration, provide to each holder of Old Notes copies of a prospectus, notify each holder of Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder of Old Notes that sells Old Notes under the shelf registration statement generally will be required to make certain representations to us, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations). Holders of Old Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us.
A “registration default” will occur if an exchange offer is not for any reason completed by the Target Registration Date or, if required, the applicable shelf registration statement is not declared effective by the SEC on or prior to such date), or if any shelf registration statement required by the Registration Rights Agreement has been declared effective and thereafter either ceases to be effective or the related prospectus ceases to be usable at any time during the required effectiveness period (subject to certain exceptions), and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. In that case, the annual interest rate borne by the Old Notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest for registration defaults continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 0.50% per annum) until an exchange offer is completed, the shelf registration statement is declared effective or such registration statement and related prospectus become effective or usable again.
Any amounts of additional interest payable upon a registration default due will be payable in cash on the same original interest payment dates as interest on the Old Notes is payable. Old Notes will not retain any rights under the Registration Rights Agreement (including with respect to additional interest for registration defaults) after the consummation of the Exchange Offer. The New Notes also will not be entitled to payment of additional interest payable upon a registration default. The New Notes will be accepted for clearance through DTC.

BOOK-ENTRY, DELIVERY AND FORM
The New Notes will initially be issued in book-entry form evidenced by one or more global New Notes (“Global New Notes”) registered in the name of DTC or its nominee. The Old Notes were initially issued and, as of the date of this prospectus, remain in book-entry form evidenced by one or more global Old Notes (“Global Old Notes”) registered in the name of DTC or its nominee. The Global Old Notes were, and the Global New Notes will be, deposited upon issuance with the Trustee, as custodian for DTC, in each case for credit to the accounts of direct participants in DTC as described below. Except as described below, Notes in book-entry form evidenced by one or more global Notes (“Global Notes,” which term includes, unless otherwise expressly stated or the context otherwise requires, the Global New Notes and the Global Old Notes”) may be transferred, in whole and not in part, only to DTC, or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). See “— Exchange of Book-Entry Notes for Certificated Notes.”
Transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
The Trustee is acting as the initial exchange agent, paying agent, and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.
Certain Procedures
The following description of some of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
Owners of the beneficial interests in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants or Indirect Participants in such system. Each of Euroclear and Clearstream holds and will hold interests in the Global Notes on behalf of its participants through customers’ securities accounts in its name on the books of its depositary. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. The laws of some states require, and the laws of other jurisdictions may require, that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the Trustee nor any of our or the Trustee’s agents has or will have any responsibility or liability for (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in any Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of Participants or Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying or remitting payments to the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “— Same-Day Settlement and Payment.” Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any additional Notes we may issue in the future, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any additional Notes we may issue in the future, cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the respective depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Global Notes as to which such Participant or Participants has or have given such direction. However, if an “event of default” (as defined in “Description of the New Notes — Events of Default”) with respect to the Notes has occurred and is continuing, DTC reserves the right to exchange the Global Notes for Certificated Notes (which, in the case of Old Notes and any additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise), and to distribute such Certificated Notes to its Participants.
DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the foregoing procedures to facilitate transfers of interests in the Global Notes among their respective participants, and such procedures may be discontinued at any time. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Book-Entry Notes for Certificated Notes
A Global Note will be exchangeable for Notes in registered certificated form without coupons (“Certificated Notes”) if: (1) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days; (2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; (3) we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated Notes and any participant requests a certificated Note in accordance with DTC procedures; or (4) certain other events provided in the indenture that will govern the Notes should occur. If that occurs, then only New Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global New Notes and only Old Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global Old Notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and, in the case of Old Notes and any additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise.
Same-Day Settlement and Payment
Payments of principal, premium (if any) and interest with respect to the Notes represented by a Global Note will be made by the Trustee (or the paying agent) to DTC’s nominee as the registered holder of the Global Note. None of us or the trustee (in any of its capacities) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests or for any act or omission of DTC (or any other depositary). Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. The Notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the Notes in definitive form. DTC will therefore require secondary market trading activity in the Notes to settle in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain U.S. federal income tax considerations relating to (i) the exchange of Old Notes for New Notes pursuant to this exchange offer and (ii) the ownership and disposition of the New Notes by U.S. holders and non-U.S. holders (each as defined below) that acquire the New Notes pursuant to this prospectus and hold such New Notes as capital assets for U.S. federal income tax purposes (generally, property held for investment purposes). No ruling from the U.S. Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will agree with the conclusions reached below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders (as defined below) in light of their particular circumstances (including holders that are directly or indirectly related to the Issuer and accrual method holders that have an “applicable financial statement”) or to holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or currencies or other holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities (including private foundations), retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, holders that hold a Note as part of a straddle, hedge, conversion or other integrated transaction or U.S. holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.
As used in this discussion, the term “U.S. holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) a citizen or an individual who is a resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the term “holder” means a U.S. holder or a non-U.S. holder.
If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the ownership and disposition of a Note.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PERSON CONSIDERING AN INVESTMENT IN THE NEW NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.
Treatment of Exchange under the Exchange Offer
The exchange of Old Notes for New Notes in the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. A holder will not realize any taxable gain or loss as a result of exchanging Old Notes for New Notes, and, upon the exchange, the holder will have the same tax basis and holding period in the New Notes as the holder had in the Old Notes immediately before the exchange.

U.S. Holders
Interest on the New Notes
In general, interest payable on a New Note will be taxable to a U.S. holder as ordinary interest income when it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Bond Premium
If a U.S. holder purchased an Old Note in a secondary market transaction for an amount in excess of, in general, the Old Note’s principal amount, the U.S. holder will be considered to have purchased the Old Note with “amortizable bond premium” equal in amount to such excess. Any amortizable bond premium applicable to an Old Note will carry over to the New Note received in exchange therefor. A U.S. holder may elect to amortize such premium using a constant yield method over the remaining term of the New Note and may offset interest income otherwise required to be included in respect of the Notes during any taxable year by the amortized amount of such excess for the taxable year. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the New Note by the amount of the premium so amortized. This election, once made, may only be revoked with the consent of the IRS. If a U.S. holder does not elect to amortize any bond premium and holds the New Note to maturity, then, in general, the U.S. holder will recognize a capital loss equal to the amount of such premium when the New Note matures. The deduction of capital losses may be subject to limitations.
Market Discount
If a U.S. holder acquired an Old Note in a secondary market transaction for an amount that is less than, in general, the Old Note’s principal amount, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is considered to be de minimis as described in section 1278(a)(2)(C) of the Code. Market discount on an Old Note not previously treated as ordinary income by a U.S. holder will carry over to the New Note received in exchange therefor. A U.S. holder will be required to treat any gain on the sale, exchange, retirement or other taxable disposition of a New Note as ordinary income to the extent of the accrued market discount on the New Note unless such market discount has been previously included in income by the U.S. holder pursuant to an election to include the market discount in income as it accrues (under either a ratable or constant yield method).
Sale, Exchange, Retirement or Other Taxable Disposition of the New Notes
In general, the sale, exchange, retirement or other taxable disposition of a New Note will result in gain or loss to a U.S. holder in an amount equal to the difference, if any, between the amount realized and the U.S. holder’s adjusted tax basis in such New Note immediately before the sale, exchange, retirement or other taxable disposition. Any amount attributable to accrued but unpaid stated interest will be treated as a payment of interest and taxed in the manner described above under “— Interest on the New Notes.” Any amount attributable to accrued market discount that has not previously been included in income will be treated in the manner described above under “— Market Discount.” In general, the U.S. holder’s adjusted tax basis in a New Note will be equal to the purchase price of the Old Note exchanged therefor paid by the U.S. holder (excluding any amount attributable to accrued but unpaid stated interest) increased by any market discount previously included in the U.S. holder’s income with respect to the New Note or the Old Note exchanged therefor and reduced by any bond premium used to offset interest income as described above under “— Bond Premium.” Subject to the discussion above regarding market discount, gain or loss realized on the sale, exchange, retirement or other taxable disposition of a New Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other taxable disposition the New Note has been held by the U.S. holder for more than one year. Certain non-corporate taxpayers generally are subject to reduced rates of U.S. federal income taxation on long-term capital gains. The deduction of capital losses may be subject to limitations.
Medicare Tax
In addition to regular U.S. federal income tax, certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a New Note and net gain from the sale, exchange, retirement or other taxable disposition of a New Note.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments to a U.S. holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a New Note, unless such U.S. holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.
Non-U.S. Holders
General
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “FATCA Withholding”:
(a)
payments of principal, interest and premium with respect to a New Note owned by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax; provided that, in the case of amounts treated as payments of interest:

(i)
such amounts are not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, such amounts are not attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder);

(ii)
such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote;

(iii)
such non-U.S. holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to the Issuer through stock ownership;

(iv)
such non-U.S. holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v)
the certification requirements described below are satisfied; and

(b)
except with respect to any amount that is attributable to accrued but unpaid interest, which will generally be taxed as described above, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other taxable disposition of a New Note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States), in which event such gain generally will be subject to U.S. federal income (but not withholding) tax in the manner described below, or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other taxable disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E or other appropriate substitute form), signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a U.S. person and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (“FATCA”). U.S. Treasury regulations provide additional rules for a New Note held through one or more intermediaries or pass-through entities.
If the requirements set forth in clause (a) above are not satisfied with respect to a non-U.S. holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.
If a non-U.S. holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a New Note or gain recognized on the sale, exchange, retirement or other taxable disposition of a New Note are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, such interest is attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder), such non-U.S. holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such non-U.S. holder generally will be subject to U.S. federal income tax (but not the Medicare tax described above) on such interest or gain in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.
Information Reporting and Backup Withholding
Amounts treated as payments of interest on a New Note to a non-U.S. holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such non-U.S. holder by the applicable withholding agent.
The information reporting and backup withholding rules that apply to payments of interest to certain U.S. holders generally will not apply to amounts treated as payments of interest to a non-U.S. holder if such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Proceeds from the sale, exchange, retirement or other taxable disposition of a New Note by a non-U.S. holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. holders; provided that the proceeds are paid to the non-U.S. holder outside the United States. However, proceeds from the sale, exchange, retirement or other taxable disposition of a New Note by a non-U.S. holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such non-U.S. holder outside the United States, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other taxable disposition of a New Note by a non-U.S. holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished by such non-U.S. holder on a timely basis to the IRS.

FATCA Withholding
Under the FATCA provisions of the Code and related U.S. Treasury guidance, a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the New Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities, on an annual basis, certain information regarding U.S. account holders of such institution (including certain non-U.S. entities that are wholly or partially owned by U.S. persons) and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a New Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the New Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the “Investment in the Notes” (as described below) by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). For purposes of this section, “Investment in the Notes” means the exchange of Old Notes (or any interest therein) for New Notes (or any interest therein), the holding of Notes (or any interest therein) and the disposition of Notes (or any interest therein).
General Fiduciary Matters
ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan subject to either or both of those laws (each, a “Covered Plan”) and its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an Investment in the Notes with a portion of the assets of any Plan, a fiduciary should determine whether the Investment in the Notes is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the Investment in the Notes, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that in the future there may be no future market in which such fiduciary will be able to sell or otherwise dispose of the Notes, in determining whether an Investment in the Notes satisfies these requirements.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The Investment in the Notes by a Covered Plan with respect to which the Company, the Guarantors, the initial purchasers, the underwriters or any of their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the Investment in the Notes is in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the Investment in the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Covered Plan involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the Investment in the Notes that might be construed as prohibited transactions.
Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their Investment in the Notes. Any fiduciary of such a governmental, non-U.S. or church plan considering an Investment in the Notes should consult with its counsel before making an Investment in the Notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.
Because of the foregoing, no person investing “plan assets” of any Plan should make an Investment in the Notes, unless such Investment in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Representations
Accordingly, by acceptance of and/or holding a Note each holder and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) such holder or transferee is not making an Investment in the Notes for or on behalf of, and no portion of the assets used by such holder in the Investment in the Notes constitutes assets of any Plan or (ii) the Investment in the Notes by such holder or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Additionally, each holder or transferee of a Note that is using assets of any Covered Plan in its Investment in a Note will be deemed to represent that none of the Company, the Guarantors, the initial purchasers, the underwriters or any of their respective affiliates has acted as the Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to such holder’s or transferee’s decision to make an Investment in the Notes.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the Notes (or any interest therein) on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such Investment in the Notes and whether an exemption would be applicable to Investment in the Notes. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential holder that is a Plan, or at such holders generally, and such holders should consult and rely on their counsel and advisors as to whether an Investment in the Notes is consistent with ERISA, the Code and any Similar Laws, as applicable.
Nothing herein should be construed as a representation or recommendation that an Investment in the Notes meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that an Investment in the Notes is appropriate or advisable for Plans generally or any particular Plan. Each holder the Notes has the exclusive responsibility for ensuring that its Investment in the Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

PLAN OF DISTRIBUTION
Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We and the Guarantors have agreed to amend or supplement this prospectus for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus is a part is declared effective and (ii) the date on which no Participating Broker-Dealer is required to deliver a prospectus in connection with market-making or other trading activities (as such period may be extended pursuant to the Registration Rights Agreement), in order to expedite or facilitate the disposition of any New Notes by Participating Broker-Dealers. In addition, until July 3, 2024, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.
Neither we nor the Guarantors will receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We and the Guarantors have agreed to pay all expenses incident to performance of or compliance with the Registration Rights Agreement (other than the expenses of counsel for the holders of the Old Notes and brokerage commissions) and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
By tendering its Old Notes, any broker-dealer that receives New Notes pursuant to the Exchange Offer agrees to notify us prior to using this prospectus in connection with any sale or transfer of New Notes, acknowledges and agrees that the Registration Rights Agreement provides that, upon notice from us of the occurrence of any event that would result in this prospectus, the registration statement of which this prospectus is a part or any related free writing prospectus containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it will suspend the use of this prospectus or such free writing prospectus, as the case may be, until we and the Guarantors have amended or supplemented this prospectus or such free writing prospectus, as the case may be, to correct such misstatement or omission.

EXPERTS
Regal Rexnord
The financial statements of Regal Rexnord Corporation as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of Regal Rexnord Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Altra
The financial statements of Altra Industrial Motion Corp. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
LEGAL MATTERS
Sidley Austin LLP, New York, New York, will pass on certain legal matters in connection with the New Notes offered hereby. Thomas E. Valentyn, Executive Vice President and Secretary of the Company, and other counsels have passed upon certain legal matters relating to the Company and certain Guarantors in connection with the New Notes offered hereby.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.
Our website is www.regalrexnord.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:
•
Our Annual Report on Form 10-K for fiscal 2023, filed with the SEC on February 26, 2024;

•
Portions of our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Shareholders, filed with the SEC on March 13, 2024, which are incorporated by reference into Regal Rexnord’s Annual Report on Form 10-K for fiscal 2023 under Items 10, 11, 12, 13 and 14 of Part III thereof; and

•
Our Current Reports on Form 8-K filed with the SEC on June 5, 2023 (solely with respect to Item 9.01(a) thereof) and January 12, 2024.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the Exchange Offer; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus.
You should read the information relating to us in this prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.” To obtain timely delivery of any such documents, you should make any such request no later than five business days before the Expiration Date of the Exchange Offer.

Regal Rexnord Corporation
OFFER TO EXCHANGE
$1,100,000,000 aggregate principal amount of its 6.050% Senior Notes due 2026 that have been registered under the Securities Act for any and all of its outstanding 6.050% Senior Notes due 2026
$1,250,000,000 aggregate principal amount of its 6.050% Senior Notes due 2028 that have been registered under the Securities Act for any and all of its outstanding 6.050% Senior Notes due 2028
$1,100,000,000 aggregate principal amount of its 6.300% Senior Notes due 2030 that have been registered under the Securities Act for any and all of its outstanding 6.300% Senior Notes due 2030
$1,250,000,000 aggregate principal amount of its 6.400% Senior Notes due 2033 that have been registered under the Securities Act for any and all of its outstanding 6.400% Senior Notes due 2033

PROSPECTUS

April 3, 2024